Exhibit 10.1

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

EXCLUSIVE DISTRIBUTION AGREEMENT

This Exclusive Distribution Agreement (this “Agreement”) is made and entered into as of September 30, 2010 (the “Effective Date”), by and between Zimmer Dental, Inc., a Delaware corporation (“Zimmer”), and RTI Biologics, Inc., a Delaware corporation (“RTI”).

Recitals

A. RTI prepares allograft and xenograft biologic implants for tissue and bone repair and other surgical solutions, including the Implants (as defined below).

B. Zimmer distributes a variety of dental products manufactured by itself and others.

C. Tutogen Medical, Inc. (a Florida corporation and subsidiary of RTI Biologics, Inc.) and Zimmer (as a permitted successor to Sulzer Calcitek, Inc.) are currently parties to the U.S. Service Agreement dated September 29, 2000, as amended (“U.S. Agreement”); Tutogen Medical GmbH and Zimmer (as a permitted successor to Sulzer Calcitek, Inc.) are currently parties to the Xenograft Distribution Agreement dated September 29, 2000, as amended (“Xenograft Agreement”) and the Processed Tissue Development and License Agreement dated September 29, 2000 (“Development Agreement”); Zimmer Dental Corp. and Tutogen Medical GmbH are currently parties to the Canadian Distribution Agreement dated August 1, 2004, as amended (“Canada Agreement”); and Zimmer and Tutogen Medical, Inc. are currently parties to the Distribution Agreement dated August 17, 2007, as amended (“International Agreement”).

D. RTI desires to appoint Zimmer as the exclusive distributor of the Implants throughout the Territory for use in the Field (each as defined below), and Zimmer desires to accept such appointment, in accordance with the terms and conditions of this Agreement; and

E. Tutogen Medical, Inc., Zimmer and/or their appropriate respective Affiliates have executed separate acknowledgements that the U.S. Agreement, Xenograft Agreement, Development Agreement, Canada Agreement and International Agreement will each be superseded and replaced by this Agreement as of the Effective Date.

Agreement

In consideration of the mutual covenants contained in this Agreement, Zimmer and RTI agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

1.1. Definitions.

(a) Terms Defined in this Article. For purposes of this Agreement, including the Recitals above, the following terms shall have the following meanings:

“Adverse Event” means any adverse health event to which an Implant has or may have contributed. The term is generally limited to those events that would be reportable to a Regulatory Authority; e.g., applicable reporting through MedWatch to the FDA (U.S.) or Adverse Reaction/Vigilance Reporting to Competent Authorities (EU).

“Affiliate” means, with respect to an entity (including either Party), a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the entity. For this purpose, “control” of an entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity, whether through the ownership of at least fifty percent (50%) of the voting interest, including securities, by contract or otherwise.

“Agreement” means this Exclusive Distribution Agreement including its Exhibits attached hereto as such may be amended from time to time.

“Applicable Industry Standards” means all applicable standards, requirements, rules and codes of the American Association of Tissue Banks, Advanced Medical Technology Association and other industry organizations recognized by the Parties as authoritative bodies governing the conduct addressed in this Agreement.

“Applicable Laws” means all applicable common law, statutes, ordinances, rules, regulations or orders of any Governmental Authority, including Regulatory Laws.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or obligated by law or executive order to remain closed.

“Change of Control” means, with respect to an entity, a transaction or series of related transactions as a result of which a Person or group of Persons acting in concert directly or indirectly acquires, after the Effective Date, control of the entity such that he, she, or it would either (i) meet the definition of an Affiliate or (ii) acquires ownership of all or substantially all of said entity’s assets. With respect to RTI, a Change of Control shall also include such a transaction that transfers ownership of its product line for the Implants to another Person or group of Persons. The transaction(s) may be in any form or combination of forms, including an issuance of voting securities, a grant of one or more proxies, a merger (whether or not the entity survives), a consolidation, a share exchange, a reorganization or an asset sale. For this purpose, “control” of an entity means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the entity, whether through the ownership of at least fifty percent (50%) of the voting interests, including securities, by contract or otherwise.

“CPI” means the consumer price index for all urban consumers, U.S. city average for all items, as published by the United States Department of Labor, Bureau of Labor Statistics.

“DBM Agreement” means the Exclusive License and Distribution Agreement dated May 14, 2007, as amended, between Zimmer, Inc. and Regeneration Technologies, Inc., pursuant to which Zimmer, Inc. has an exclusive license to distribute products developed from certain licensed technology involving human demineralized bone matrix (DBM) bone paste products.

“End User” means the health care provider who acquires the Implants from Zimmer (or its Marketing Partner) for implantation or administration to a patient.

“FDA” means the United States Food and Drug Administration or any successor agency having the administrative authority to grant Marketing Approval in the United States.

“Fees” means the tissue transfer fees (transfer pricing) to be paid by Zimmer to RTI for the Implants.

“Field” means any and all dental and oral applications, including adjacent relevant anatomy reasonably or commonly grafted, augmented, or reconstructed during dental and oral rehabilitation procedures, and expressly excludes ear, nose, throat and neurosurgical applications.

“Field Action” means any recall, product withdrawal, correction or removal action with respect to any Implants by Zimmer or RTI due to safety, efficacy, quality or regulatory compliance concerns, including actions to recover title to or possession of, or to halt distribution of, Implants that previously have been shipped to customers.

“cGTPs” means current good tissue practices as specified in the Regulatory Laws of the applicable Regulatory Authority, as such Regulatory Laws are in effect at the time of manufacturing, including without limitation, Section 361 of the Public Health Services (PHS) Act (42 U.S.C. §264), as amended from time to time, and FDA tissue regulations, including 21 C.F.R. Part 1271, Subparts C and D, as revised from time to time.

“Governmental Authority” means any country in which the Implants are recovered, processed, sterilized, stored, packaged, marketed, tested, investigated or otherwise regulated, and all states or other political subdivisions thereof and supranational bodies applicable thereto, including the European Union, and all agencies, commissions, officials, courts or other instrumentalities of the foregoing.

“Implants” means the implants listed and described on Exhibit A to this Agreement and all allograft and xenograft tissue-based bio-implants that constitute improvements, modifications, additions of new features and processing refinements, including new or improved tissue sterilization methods, to any Implants, and line extensions. The term Implants shall not include human demineralized bone matrix (DBM) bone paste products.

“Insolvency Event” means that the Party has (i) commenced a voluntary proceeding under any insolvency law, (ii) had an involuntary proceeding commenced against it under any insolvency law which has continued undismissed or unstayed for 60 consecutive days, (iii) had a receiver, trustee or similar official appointed for it or for any substantial part of its property, (iv) made an assignment for the benefit of creditors or (v) had an order for relief entered with respect to it by a court of competent jurisdiction under any insolvency law. For purposes hereof, the term “insolvency law” means any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

“Intellectual Property” means (i) discoveries, inventions, improvements, concepts and ideas, whether or not patentable, (ii) works of authorship fixed in a tangible medium of expression, (iii) Trademarks, (iv) trade secrets and know-how and (v) all proprietary rights relating thereto, including all applications, registrations and renewals in connection therewith.

“Label” means the display of written, printed or graphic matter either upon the immediate container of any article (i.e., on the outside container or wrapper, if any, of the retail package of the article) or that is easily legible through the outside container or wrapper.

“Manufacture” means all operations necessary or appropriate to process, test, package, store, sterilize, label, release and ship an Implant in accordance with industry standards, cGTPs, ISO requirements, Applicable Laws and the applicable Specifications.

“Marketing Approval” means, with respect to any country or jurisdiction, the act of the applicable Regulatory Authority that is necessary under applicable Regulatory Laws for the Manufacture, marketing, transfer, sale and/or Distribution of an implant or product in that country or jurisdiction, and satisfaction of all applicable regulatory and notification requirements.

“Marketing Partner” means a Third Party that promotes, markets, sells and/or distributes a Party’s implants or products under a contractual arrangement with that Party (use of the term Marketing Partner shall not imply the existence of a partnership or any other type of agency relationship).

“Package Inserts/Instructions for Use (IFU)” means information supplied by the manufacturer of an implant or product that includes all the information needed to use it safely. Specifications for Package Insert/IFU content vary with regulatory jurisdiction, but typically include operating instructions, warnings and/or precautions, indications, contraindications, information relative to sterilization, instructions in the event of damage to sterile packaging, cleaning, disinfection information, etc. The Package Insert/IFU must accompany the implant or product in most jurisdictions, except in the U.S. where electronic provision is an alternative.

“Parties” means Zimmer and RTI.

“Party” means Zimmer or RTI, as the context requires.

“Person” means any individual, group or entity, including Governmental Authorities.

“Point of Destination” means the location within the Territory for shipment of the Implants as designated by Zimmer in the applicable Firm Order.

“Regulatory Authority” means, with respect to any country or jurisdiction, any Governmental Authority involved in granting Marketing Approval or in administering Regulatory Laws in that country or jurisdiction.

“Regulatory Laws” means all Applicable Laws governing (i) the import, export, design, testing, investigation, Manufacture, sterilization, storage, distribution, marketing, transfer or sale of an implant, (ii) establishing recordkeeping or reporting obligations for Third-Party Complaints or Adverse Events, (iii) Field Actions or (iv) similar regulatory matters.

“RTI IP” means all Intellectual Property that is subject as of the Effective Date, or becomes subject during the Term, to RTI’s control and that is necessary or useful for the Manufacture, testing, use, promotion, marketing, distribution or transfer of the Implants. For this purpose, RTI shall be considered to control Intellectual Property if RTI owns or has a license to it and also has the right to sublicense marketing and distribution rights to Zimmer.

“Specifications” means, with respect to each Implant, (i) RTI’s design, functionality, processing, storing, packaging, shipping, sterilizing and labeling specifications relating to the Implant, (ii) any design, functionality, processing, storing, packaging, shipping, sterilizing or labeling specifications described in RTI’s promotional literature and other Implant documentation made available to Zimmer and (iii) any specifications for processing, testing, storing, packaging, shipping, sterilizing or labeling the Implant set forth in any approved application for Marketing Approval and any supplements and amendments thereto.

“Supply Shortfall” means a failure of RTI to supply at least eighty-five percent (85%) of the Firm Orders submitted by Zimmer under this Agreement for a specific category of Implants (as designated on Exhibit A) for three (3) months in any consecutive rolling nine-month period.

“Territory” means the entire world with the exception of the country(ies) specifically listed on Exhibit B to this Agreement.

“Third Party” means any Person other than the Parties and their Affiliates.

“Third Party Complaint” means any expression by a Third Party of dissatisfaction relating to the identity, durability, reliability, safety, efficacy or performance of the Implants, including actual or suspected implant tampering, contamination, mislabeling or misformulation.

“Trademarks” means all trademarks, service marks, trade dress, logos and trade names, together with all translations, adaptations, derivations and combinations thereof (including all goodwill associated therewith), and all applications, registrations and renewals in connection therewith.

“United States” or “U.S.” means the United States of America, including its territories, commonwealths and possessions.

(b) Terms Defined Elsewhere. Capitalized terms not defined in Section 1.1(a) shall have the meanings specified elsewhere in the text of this Agreement. Those terms include the following:

Term	Section
Agreement	Opening paragraph

Term	Section
Additional Order	3.4
Annual Exclusivity Payments	4.1
Canada Agreement	Recitals
Cancellation Notice	12.1
Claim	8.1(c)
Commercialization License	8.3
Confidential Information	7.1(a)
*******	10.1
*******	2.6(b)
*******	2.6(a)
Development Agreement	Recitals
Distribute	2.1
Distribution Rights Payment	4.1
DRP Meeting	6.2
Effective Date	Opening paragraph
Existing Agreement Implants	2.2
Existing Distribution Agreement	2.2
Firm Order	3.6
Forecasted Firm Order	3.2
*******	3.9(e)
Initial Term	12.1
International Agreement	Recitals
Material Adverse Market Change	4.6
*******	3.9(e)(i)
Minimum Requirements	3.9
Non-Solicitation Period	13.3
Professional Liability Claim	11.1(a)
QA/RA Agreement	4.3
Refunds	4.1(d)
*******	2.3
Rolling Forecast	3.1
RTI	Opening paragraph
RTI New Implant	2.8(a)
RTI Notice	2.7(b)
*******	10.2
Supply Shortfall Period	2.4(b)
Term	12.1
Transition Services Agreement	3.5
U.S. Agreement	Recitals
Xenograft Agreement	Recitals
Zimmer	Opening paragraph
Zimmer New Implant	2.7(a)
Zimmer Notice	2.8(b)

1.2. Rules of Construction.

(a) Elements of this Agreement. When a reference is made in this Agreement to a Recital, an Article, a Section, or an Exhibit, such reference is to a Recital, Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated.

(b) Meaning of “Include” and Variations Thereof. Whenever the words “include,” “included,” “includes” or “including” are used in this Agreement, they shall be understood to be followed by the words “without limitation.”

(c) Use of Pronouns. Pronouns, including “he,” “she” and “it,” when used in reference to any Person, shall be deemed applicable to entities or individuals, male or female, as appropriate in any given case.

(d) Headings. Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of any provision of this Agreement.

(e) Variation on Terms. Standard variations on defined terms (such as the plural form of a term defined in the singular form, and the past tense of a term defined in the present tense) shall be deemed to have meanings that correlate to the meanings of the defined terms.

(f) Currency. The symbol “$” means United States dollars.

ARTICLE II

DISTRIBUTION OF THE IMPLANTS

2.1. Distribution Rights. RTI hereby grants to Zimmer and its Affiliates, and Zimmer hereby accepts, the exclusive right to promote, market, transfer and distribute and/or sell (collectively, “Distribute” or “Distribution”) the Implants throughout the Territory for all uses and applications in the Field. Zimmer shall have the right to appoint its Marketing Partners to participate in the Distribution of the Implants in the Territory. Subject to Section 2.2 below, RTI shall not (i) directly or indirectly, Distribute, or permit Distribution of, any allograft or xenograft implants anywhere in the Territory for any uses or applications in the Field, either on its own behalf or through any Affiliate or Third Party or (ii) license any of its proprietary tissue processing technology to any Third Party for use with allograft or xenograft implants for applications in the Field. Except as provided for in Section 2.2, in the event RTI learns that one of its Marketing Partners is Distributing any RTI Manufactured allograft or xenograft implants anywhere in the Territory for any uses or applications in the Field, RTI will take prompt action, including any necessary legal or equitable relief, to force such Third Party to cease such activity.

2.2. Existing Distribution Agreement. Zimmer acknowledges that RTI currently processes certain implants (including bone paste products containing a gelatin carrier and an osteoconductive and/or osteoinductive substance) described and listed in Exhibit C (the “Existing Agreement Implants”) for distribution by and through Exactech in the Field pursuant to the terms and conditions of an existing agreement between RTI and Exactech (the “Existing Distribution Agreement”). The Parties acknowledge and agree that such activity, limited to the

Existing Agreement Implants, shall not be a violation of this Agreement by RTI; provided that RTI shall not, directly or indirectly, permit any Third Party other than Exactech and Exactech’s marketing partners (as authorized by the Existing Distribution Agreement) to Distribute the Existing Agreement Implants anywhere in the Territory for any uses or applications in the Field, ********.

2.3. Marketing and Distribution Activities. Zimmer shall have sole control and authority over its marketing activities for the Implants. Zimmer’s marketing and distribution efforts may include development of collateral marketing materials, surgical training, attendance at professional tradeshows, and pre-clinical and clinical studies, at Zimmer’s cost. Zimmer shall provide RTI with a reasonable opportunity to review and approve all marketing and collateral materials relating to the Implants solely for purposes of compliance with Regulatory Laws and to ensure the accurate description of RTI’s Manufacturing processes, which approval shall not be unreasonably withheld or delayed. Zimmer shall have sole discretion to establish the transfer fee terms and other terms and conditions in connection with the Distribution of the Implants to Zimmer’s customers. *******

2.4. Sole Source Provider.

(a) RTI shall be Zimmer’s sole source provider for allograft-based tissue implants (i) comprised of the same material, (ii) having the same application, and (iii) *******, provided RTI has the capability or capacity to meet Zimmer’s demand, failing which the provision of Section 2.4(b) shall apply. The Parties agree that RTI’s sole source provider designation shall in no way limit or modify RTI’s obligation under this Agreement to fulfill in a timely manner all Firm Orders for Implants submitted by Zimmer in accordance with Section 3.2 and subject to Section 3.3. For clarification purposes, the Parties further agree that the sole source provider designation shall not apply to (i) any (w) synthetic products and (x) xenograft products (other than those which are Implants), that are currently Distributed by Zimmer, and any improvements to these products, (ii) any synthetic or collagen based products that are intended to complement or expand Zimmer’s existing portfolio of products and do not compete directly with any Implant, (iii) any allograft or xenograft paste products, and (iv) any product Distributed by Zimmer currently or during the Term of this Agreement in the Field that is (y) currently Distributed by an Affiliate of Zimmer and any improvements to these products, or (z) intended to complement or expand the existing portfolio of products of an Affiliate of Zimmer.

(b) In the event of a Supply Shortfall with respect to a category of Implants, Zimmer shall have the right to utilize Third Party suppliers for the purpose of filling its shortfall with respect to such category of Implants until such time as RTI has established, to RTI’s satisfaction and Zimmer’s satisfaction, which shall not be unreasonably withheld, RTI’s ability to meet and maintain for the foreseeable future, capacity sufficient to meet Zimmer’s demand for such category of Implants, but in no event less than one year (the “Supply Shortfall Period”). In addition, Zimmer shall have a reasonable period of no less than twelve (12) months following the Supply Shortfall Period during which to wind down its supply arrangement with any Third Party supplier utilized during the Supply Shortfall Period. Zimmer’s exercise of its rights under this Section during the Supply Shortfall Period will not reduce or eliminate RTI’s obligations to Zimmer with respect to, or the resulting consequences of, an Impeding Event in accordance with Sections 3.9 and 4.1 of this Agreement.

(c) On or after January 1, 2016, nothing in this Agreement shall prohibit or limit Zimmer from developing internally or by or through a Third Party, substantially similar implants to those in Exhibit A for purposes of Zimmer’s continuity of supply upon expiration or termination of this Agreement.

2.5. Branding. The Implants shall be branded as directed by Zimmer. Zimmer shall have sole responsibility for obtaining legal protection of Zimmer private label brand names, which shall be proprietary to Zimmer. RTI shall cooperate as reasonably requested by Zimmer to obtain approval of such brand names as may be required by Regulatory Laws (in RTI’s and/or Zimmer’s name, as determined by Zimmer). Packaging materials will utilize designs suited to RTI’s production capabilities and RTI shall maintain records of packaging specifications. Within the physical limitations imposed by the previous sentence, packaging graphics and labeling for the Implants will be adapted by RTI as instructed by Zimmer to meet Zimmer’s branding standards.

2.6. RTI Support of Marketing Effort.

(a) U.S. and Canada. In the U.S. and Canada, ********. All educational events and trade shows shall be conducted in accordance with Applicable Laws and AdvaMed guidelines. *******

(b) Europe, Middle East and Africa (EMEA). In EMEA, *******. All educational events and trade shows shall be conducted in accordance with Applicable Laws. *******

(c) Expenses. RTI and its Affiliate(s) shall be responsible for their own costs and expenses incurred in connection with the marketing and distribution support activities described in this Section; provided that, Zimmer will reimburse RTI for the reasonable lodging, meals and transportation expenses of RTI’s or RTI’s Affiliate(s)’ personnel that are necessarily incurred for travel requested by Zimmer in accordance with Zimmer’s travel policies. RTI will provide Zimmer with all documentation in support of such travel expenses as Zimmer may reasonably require. Notwithstanding the foregoing, the Parties agree that Zimmer will not be obligated to reimburse RTI’s travel expenses relating to regular business reviews or meetings required in the normal course of business in managing the Zimmer relationship.

(d) Samples. RTI shall provide Zimmer and its Affiliates and Marketing Partners with sterile and non-sterile Implant samples (with the mix of Implants determined by Zimmer) for education and for demonstration purposes at trade shows, promotional activities, training classes and similar uses *******

(e) Implants for Research. On an annual basis, the Parties shall discuss and agree upon an annual needs assessment for research projects relating to the Implants and/or new implants or indications. RTI shall provide Implants to Zimmer for research purposes for a fee to be negotiated by the Parties on a per research project basis.

2.7. RTI’s Right of First Negotiation.

(a) Scope. RTI shall have the right of first negotiation, on the terms set forth in this Section, if Zimmer seeks to develop and/or distribute any new allograft or xenograft implant for use within the Field (a “Zimmer New Implant”). Notwithstanding the foregoing, the Parties acknowledge and agree that the term “Zimmer New Implant” specifically excludes, and RTI’s right of first negotiation under this Section shall not apply to, (i) any (w) synthetic products and (x) xenograft products (other than those which are Implants), that are currently Distributed by Zimmer, and any improvements to these products, (ii) any synthetic or collagen based products that are intended to complement or expand Zimmer’s existing portfolio of products and do not compete directly with any Implant, (iii) any allograft or xenograft paste products, and (iv) any product Distributed by Zimmer currently or during the Term of this Agreement in the Field that is (y) currently Distributed by an Affiliate of Zimmer and any improvements to these products, or (z) intended to complement or expand the existing portfolio of products of an Affiliate of Zimmer.

(b) Disclosure to RTI. Prior to seeking development or supply of the Zimmer New Implant from any Third Party, Zimmer shall give RTI written notice of such Zimmer New Implant request (“RTI Notice”).

(c) Response and Negotiations. Within ninety (90) days after it receives the RTI Notice, RTI shall notify Zimmer in writing whether it is interested in pursuing a development and/or supply arrangement with Zimmer for the Zimmer New Implant. If RTI desires to develop and/or supply the Zimmer New Implant, the Parties shall begin good faith negotiations on the terms of the development and/or supply arrangement. During the negotiations, Zimmer will continue to provide RTI with any relevant information regarding the Zimmer New Implant that RTI reasonably requests, so long as disclosure will not cause Zimmer to breach any confidentiality obligations and Zimmer has or can acquire the requested information without unreasonable effort or expense.

(d) Termination of Right. If RTI notifies Zimmer that it is not interested in pursuing a development and/or supply arrangement for the Zimmer New Implant, or if Zimmer and RTI have not agreed upon terms within ninety (90) days after Zimmer receives RTI’s written response to the RTI Notice, and if throughout that period Zimmer shall have negotiated and responded to information requests in good faith, then RTI’s right of first negotiation shall be terminated and Zimmer shall be free to reach an agreement with a Third Party; provided that the terms and conditions agreed upon with the Third Party are not equivalent or more favorable to the Third Party than the last written offer exchanged in the negotiations between Zimmer and RTI.

2.8. Zimmer’s Right of First Negotiation.

(a) Scope. Zimmer shall have the right of first negotiation, on the terms set forth in this Section, for any new allograft or xenograft implants developed by RTI (excluding any Existing Agreement Implants covered under Section 2.2) with applications in the Field (“RTI New Implant”).

(b) Disclosure to Zimmer. Subject to Section 2.2 of this Agreement, prior to offering the RTI New Implant for distribution by or through any Third Party, RTI shall first notify Zimmer by written notice (“Zimmer Notice”).

(c) Response and Negotiations. Within ninety (90) days after it receives the Zimmer Notice, Zimmer shall notify RTI in writing whether it is interested in pursuing an distribution arrangement with RTI for the RTI New Implant. If Zimmer desires to Distribute the RTI New Implant, the Parties shall begin good faith negotiations on the terms of the distribution arrangement. During the negotiations, RTI will continue to provide Zimmer with any relevant information that Zimmer reasonably requests, so long as disclosure will not cause RTI to breach any confidentiality obligations and RTI has or can acquire the requested information without unreasonable effort or expense.

(d) Termination of Right. If Zimmer notifies RTI that it is not interested in pursuing a distribution arrangement for the RTI New Implant, or if Zimmer and RTI have not agreed upon terms within ninety (90) days after RTI’s receipt of Zimmer’s response to the Zimmer Notice, and if throughout that period RTI shall have negotiated and responded to information requests in good faith, then Zimmer’s right of first negotiation shall be terminated and RTI shall be free to reach an agreement with a Third Party; provided that the terms and conditions agreed upon with the Third Party are not equivalent or more favorable to the Third Party than the last written offer exchanged in the negotiations between Zimmer and RTI.

ARTICLE III

TISSUE TRANSFER ORDERS

3.1. Forecasts and Distribution Summaries. Zimmer shall use commercially reasonable efforts to provide to RTI rolling forecasts, broken down by Implant code, of the anticipated quantities of the Implants that Zimmer expects to order (the “Rolling Forecast”). The Rolling Forecasts will be updated monthly on or before the fifth (5th) Business Day of each month and will show anticipated monthly orders for a period of at least twelve (12) consecutive calendar months, with the first month of each Rolling Forecast being the first full calendar month subsequent to the date on which the then current Rolling Forecast is due, e.g. a Rolling Forecast due by February 5 shall begin with the month of March. The Rolling Forecasts will be non-binding and for planning purposes only. In addition, Zimmer will provide RTI with a monthly summary of the number of Implants distributed by Zimmer and its Affiliates and Marketing Partners in the prior month.

3.2. Firm Orders. On or before the fifth (5th) Business Day of each month, Zimmer shall place binding firm tissue transfer orders with RTI for the Implants covering ****** of Zimmer’s Rolling Forecast, with requested delivery dates no less than the lead time set forth on

Exhibit A for the applicable Implants (each, a “Forecasted Firm Order”). In the event there is a discrepancy between the submitted Rolling Forecast and the Forecasted Firm Order for the ****** of the Rolling Forecast, the Forecasted Firm Order will supersede the Rolling Forecast. Orders for months contained in a Forecasted Firm Order that roll over into the following month’s Forecasted Firm Order will not change .. RTI shall accept all Forecasted Firm Orders placed by Zimmer and provide a written confirmation of its acceptance within five (5) Business Days after receipt of the Forecasted Firm Order. If any Firm Order (as defined below) or confirmation conflicts with any term in this Agreement, the term in this Agreement shall govern and control.

3.3. Fulfillment of Orders. RTI shall fulfill in a timely manner all Forecasted Firm Orders for the Implants submitted by Zimmer in accordance with Section 3.2. RTI shall deliver the Implants to Zimmer no later than the delivery date set forth in the applicable Forecasted Firm Order except to the extent that the aggregate number of Implants ordered for any given month exceeds ******* of the amount of the last Rolling Forecast for such month prior to the submission of the Forecasted Firm Order for such month, in which case RTI shall deliver the portion of the Forecasted Firm Order that does not exceed ******* of the amount of the last such Rolling Forecast no later than the requested delivery date and will use commercially reasonable efforts to deliver the excess Implants to Zimmer on the requested delivery date or as soon as commercially practicable thereafter. In the event that RTI is not able to timely deliver an entire Forecasted Firm Order, RTI will deliver as much of the Forecasted Firm Order as possible and provide immediate written notice to Zimmer of the anticipated supply shortfall by Implant, which notice will specify the cause for the delay and estimated delivery date for the remaining Implants.

3.4. Additional Orders. In addition to Forecasted Firm Orders, Zimmer may submit additional orders for Implants (each, an “Additional Order”). RTI agrees to respond in writing to each Additional Order within ten (10) Business Days of receipt, specifying the volumes accepted for production and the estimated date(s) by which said Implants could be delivered. Zimmer will respond to RTI within five (5) Business Days indicating the types and amount of Implants confirmed for production and delivery. Subject to the availability of tissue, RTI agrees to utilize commercially reasonable efforts to accept the Additional Order(s) and to timely fulfill all Additional Orders accepted by RTI within the agreed upon delivery date(s). If RTI becomes aware that it will be unable to ship any Implant in response to an Additional Order, RTI will notify Zimmer in writing within five (5) Business Days after becoming aware of such fact, which notice will specify the cause for the delay or failure to ship and the new delivery date.

3.5. Initial Stocking Order. On the Effective Date, Zimmer will submit to RTI a binding initial stocking order for Implants ******* and the quantity and mix of Implants to be determined by Zimmer. The Parties agree that the initial stocking order will be shipped and invoiced in partial shipments in accordance with the requirements of this Section 3.5. Unless approved by RTI ******* and shipment of the full initial stocking order will be completed within six (6) months of the Effective Date. With respect to the initial stocking order, Zimmer will not be required to receive and be invoiced for more than ******* of Implants in any calendar month and will not be required to take delivery and be invoiced for the full order over less than three (3) consecutive calendar months. Implants ordered in accordance with this Section 3.5 shall not be counted toward the Minimum Requirements of Section 3.9. Contemporaneously with the execution of this Agreement, the Parties will execute an agreement addressing additional detailed procedures with respect to the transition of the fulfillment of orders for Implants (the “Transition Services Agreement”) in substantially the form attached to this Agreement as Exhibit D.

3.6. Orders by Zimmer Affiliates and Subsidiaries. Notwithstanding any provision to the contrary in this Agreement, the Parties agree that any Affiliate of Zimmer that is appropriately approved or licensed to distribute the Implants as required by Applicable Laws (including but not limited to Zimmer (Memphis), Zimmer Dental Corp. (Canada), Zimmer Dental GmbH (Germany)) may place Forecasted Firm Orders and/or Additional Orders (collectively, Forecasted Firm Orders and Additional Orders are referred to in this Agreement as “Firm Orders”) directly with RTI under the terms and conditions of this Agreement, and RTI agrees to ship and invoice such Firm Orders directly to the Zimmer Affiliate placing the Firm Order in accordance with the terms and conditions of this Agreement. Inherent with the placing of Firm Orders in accordance with this Section 3.6 shall be the obligation of the Zimmer Affiliate(s) to adhere to the Rolling Forecast requirements of Section 3.1. Zimmer hereby guarantees (i) payment to RTI of invoices for such Firm Orders, and (ii) the Zimmer Affiliate(s)’ adherence to any other applicable provision of this Agreement as necessary to carry out the scope and intent of this Agreement.

3.7. Shipping. RTI shall package, label, store and ship the Implants in compliance with Applicable Laws (including cGTPs), all applicable Specifications and in accordance with good commercial and industry practice. RTI shall package the Implants suitably for export and appropriately to prevent damage during shipment. The packing slip/delivery note shall state the implant number, Firm Order number and delivery quantity. The Implants shall be shipped F.O.B. RTI’s facilities in either Neunkirchen, Germany or Alachua, Florida. At Zimmer’s expense, RTI shall ship the Implants to the Point of Destination designated by Zimmer in the applicable Firm Order. Zimmer shall bear risk of loss during transport and shall be responsible for the costs of freight and insurance to the Point of Destination, unless RTI is unable to fulfill an entire Firm Order in one shipment or RTI makes multiple shipments for a single Firm Order for any other reason (unless requested by Zimmer or if the order is greater than the ******* of the amount of the most recent Rolling Forecast), in which case RTI shall bear the shipping costs and expenses for the additional shipments. All shipments shall be made by such carrier(s) as are designated in writing by Zimmer.

3.8. Nonconforming Implants. Zimmer, its Marketing Partners and/or the End Users of the Implants, shall have a reasonable right of inspection to verify that the Implants conform to the applicable Firm Order and the terms of this Agreement. Within fifteen (15) days of initial receipt of a Firm Order, Zimmer, its Marketing Partners and/or the End Users of the Implants, whichever first receives the Implants from RTI, shall inform RTI of any claim that a shipment contains a shortage of the Implants or that a shipment fails to conform to the applicable Firm Order. If such notice is not provided to RTI within the prescribed time frame, Zimmer shall be deemed to have accepted the shipment of the Implants for the limited purposes of confirming that the shipment is complete and conforming to the number and type of Implant specified in the Firm Order. With respect to a defect in an Implant that is detected by Zimmer, its Marketing Partners and/or the End Users of the Implants, Zimmer will notify RTI of its warranty claim pursuant to Section 5.8 of this Agreement. RTI shall bear all costs of return (including freight and insurance) for defective and non-conforming Implants and shall either replace the defective or nonconforming Implant without charge (including payment of freight and insurance for delivery of the replacement Implant) or, alternatively, provide a refund or credit to Zimmer for the entire amount paid (including tax, freight and insurance) in connection with the defective or nonconforming Implant. Nothing in this Section, including the exercise of rights hereunder, shall be construed as a waiver of Zimmer’s indemnification rights, its warranty rights or any other common law or statutory remedies.

3.9. Minimum Order Volume. The exclusive Distribution rights for the Implants granted under this Agreement shall become non-exclusive at the option of RTI in the event that Zimmer fails to submit, during the calendar years set forth below, Firm Orders for the Implants with aggregate Fees in the minimum amounts set forth in the following schedule (“Minimum Requirements”):

Calendar Year	Minimum Aggregate Fees
2011	********
2012	********
2013	********
2014	********
2015	********
2016	********
2017	********
2018	********
2019	********
2020	********

(a) Notice and Opportunity to Cure. In order to exercise its rights pursuant to this Section, RTI must notify Zimmer in writing of any failure to meet the foregoing Minimum Requirements within thirty (30) days of the end of the particular calendar year deadline noted above for the achievement of stated Minimum Requirements. Zimmer shall be entitled to an opportunity to cure such failure and retain its exclusive Distribution rights by delivering to RTI, within thirty (30) days of its receipt of RTI’s notice, (a) one or more Additional Order(s) with aggregate Fees sufficient to satisfy the shortfall in the applicable Minimum Requirements, or (b) a cash payment equal to *******. Any Additional Order(s) submitted by Zimmer pursuant to (a) above to satisfy the shortfall in Minimum Requirements will be applied to the previous calendar year period (the shortfall period) and not the calendar year in which it is submitted for purposes of determining Zimmer’s compliance with the Minimum Requirements.

(b) Loss of Exclusivity. In the event that Zimmer does not timely cure any failure to achieve the applicable Minimum Requirements for a calendar year after notice is given by RTI in accordance with the time periods required in this Section, then RTI will have the option to convert Zimmer’s exclusive Distribution rights for the Implants to non-exclusive Distribution rights for the remainder of the Term by notifying Zimmer in writing of its election to do so within thirty (30) days after the expiration of the applicable cure period. The conversion to non-exclusive will be immediately effective upon expiration of the thirty (30) day notice period. For clarification purposes, RTI’s exclusive remedy for Zimmer’s failure to meet the Minimum Requirements in this Section is to render the Distribution rights non-exclusive.

(c) Carry-forward of Excess Fees. In the event that the aggregate Fees for Zimmer’s Firm Orders during any calendar year exceed the applicable Minimum Requirement for such calendar year by more than *******, Zimmer shall have the right to carry forward and apply the excess Fees to the immediately subsequent calendar year for purposes of determining Zimmer’s compliance with the Minimum Requirements for the subsequent calendar year. Excess Fees in one calendar year shall not carry over to any additional subsequent periods beyond the immediately subsequent calendar year.

(d) Exchange Rates. In the case of Fees paid in Euros for EMEA Implant transfers, the rate of exchange to be used in computing achievement of the Minimum Requirement shall be calculated quarterly at the end of each calendar quarter based on the average of the daily exchange rates published by the European Central Bank during the applicable calendar quarter.

(e)********

ARTICLE IV

PAYMENTS AND FEES

4.1. Payments. In partial consideration for the Distribution rights granted to Zimmer under this Agreement, Zimmer shall make the following payments to RTI: (i) a payment of thirteen million dollars ($13,000,000) for Distribution rights during the Term payable within ten (10) Business Days after the Effective Date of this Agreement (the “Distribution Rights Payment”) and (ii) annual exclusivity maintenance payments set out in the table below (“Annual Exclusivity Payments”).

Calendar Year	Annual Exclusivity Payment
2011	$4,000,000
2012	*******
2013	*******
2014	*******
2015	*******

Calendar Year	Annual Exclusivity Payment
2016	*******
2017	*******
2018	*******
2019	*******
2020	*******

(a) Annual Exclusivity Payments are payable within ten (10) Business Days following January 1 of each calendar year during the Term, beginning in 2011, for so long as Zimmer maintains the exclusive Distribution rights for Implants granted by RTI under this Agreement; provided that (i) any Annual Exclusivity Payment that falls due during an Impeding Event shall not be payable until the Impeding Event has been successfully cured or favorably resolved by RTI to the reasonable satisfaction of Zimmer and the applicable refund has been determined and paid in accordance with this Section 4.1, and (ii) any Annual Exclusivity Payment that falls due after Zimmer has failed to meet the Minimum Requirements shall not be payable until such failure has been cured by Zimmer. In the event that Zimmer fails to meet the Minimum Requirements and fails to cure the shortfall in accordance with the cure procedures outlined in this Agreement and, as a result, RTI converts Zimmer’s exclusive Distributions rights under this Agreement to non-exclusive rights, then (x) any Annual Exclusivity Payment made by Zimmer for the then current calendar year, i.e. the calendar year immediately subsequent to the calendar year in which Zimmer failed to meet the Minimum Requirements, shall be refunded to Zimmer, (y) Zimmer will have no further obligation to pay the Annual Exclusivity Payments to RTI, and (z) Zimmer’s obligation to use RTI as its sole source provider pursuant to Section 2.3 shall terminate.

(b) Upon the occurrence of an Impeding Event with a duration that is greater than twenty (20) Business Days during the Term of this Agreement, and without limiting the indemnification provisions of this Agreement, Zimmer shall be entitled to a prorated refund of the Distribution Rights Payment and the current year Annual Exclusivity Payment received by RTI prior to the Impeding Event in an amount equal to the sum of (i) the total amount of the Distribution Rights Payment multiplied by a fraction, the numerator of which is the number of Business Days from the occurrence of the Impeding Event to the date that it is successfully cured or favorably resolved by RTI to the reasonable satisfaction of Zimmer and the denominator of which is 2500, and (ii) the current year Annual Exclusivity Payment received by RTI prior to the Impeding Event multiplied by a fraction, the numerator of which is the number of Business Days from the occurrence of the Impeding Event to the date that it is successfully cured or favorably resolved by RTI to the commercially reasonable satisfaction of Zimmer and the denominator of which is 250.

(c) Notwithstanding the foregoing, and without limiting the indemnification provisions of this Agreement, if the duration of the Impeding Event is greater than sixty (60)

Business Days and the Impeding Event is successfully cured or favorably resolved by RTI to the commercially reasonable satisfaction of Zimmer within a commercially reasonable time, not to exceed six (6) months unless otherwise agreed by the Parties, in lieu of the prorated refund of the Distribution Rights Payment and the current year Annual Exclusivity Payment as set forth above, the Parties agree to negotiate in good faith to calculate a more significant refund that would take into account the material impact of the Impeding Event on future Distribution of the Implants by Zimmer and the significantly reduced value of the remaining business to Zimmer under the Distribution rights for the remainder of the Term of this Agreement, which refund shall be no less than three (3) times the amounts that would be calculated using the prorated refund formula in this Section.

(d) Notwithstanding the foregoing, and without limiting the indemnification provisions of this Agreement, in the event that RTI is unable to successfully cure or favorably resolve an Impeding Event to the commercially reasonable satisfaction of Zimmer within a commercially reasonable time, not to exceed twelve (12) months unless otherwise agreed by the Parties, failing which Zimmer shall be entitled to: (i) a refund of the full current year Annual Exclusivity Payment received by RTI prior to the Impeding Event, (ii) a refund of a prorated portion of the Distribution Rights Payments calculated based upon the occurrence date of the Impeding Event through the end of the Term (the refunds of (i) and (ii) being collectively referred to as the “Refunds”) , and (iii) Zimmer will have no further obligation to make Annual Exclusivity Payments under this Section for the remainder of the Term of this Agreement. Upon Zimmer’s receipt of the Refunds from RTI pursuant to this Section, Zimmer’s exclusive Distribution Rights for the Implants shall become non-exclusive. Notwithstanding the foregoing, Zimmer may elect to maintain its exclusive Distribution rights for the remainder of the Term of this Agreement, in which event Zimmer will continue to pay Annual Exclusivity Payments; provided that the Parties will negotiate in good faith to establish revised lower Annual Exclusivity Payments for the remainder of the Term of this Agreement, which revised Annual Exclusivity Payments shall be no greater than eighty percent (80%) of the amounts that would be payable for the applicable remaining calendar years as set forth in subsection (a) above.

(e) RTI shall make any refund payment due to Zimmer under subsection (b) or (c) above in cash or immediately available funds within ninety (90) days after resolution of the Impeding Event. Any refund payment due to Zimmer under subsection (d) above shall be paid by RTI in cash or immediately available funds within fifteen (15) months after the occurrence of the Impeding Event.

(f) When reasonably requested by RTI, Zimmer agrees to cooperate with RTI in connection with RTI’s efforts to cure any Impeding Event. Any expenses to be incurred by Zimmer for such cooperation outside of the ordinary course of its performance under this Agreement will be estimated by Zimmer and submitted to RTI for pre-approval prior to Zimmer incurring any such expense. Approved expenses will be payable to Zimmer by RTI within thirty (30) days after Zimmer submits documentation of the expenses to RTI for reimbursement.

4.2. Fees for Implants.

(a) The initial Fees for Implants ordered by Zimmer under this Agreement are specified in Exhibit A and those Fees shall be firm through December 31, 2011.

(b) For the 2012 calendar year and each calendar year thereafter, ********

(c) If the Parties are unable to agree on the Fees before the commencement of any calendar year, then the Fees for such calendar year shall be equal to the Fees for the previous calendar year increased by *******.

(d) Zimmer shall have the right to review and audit RTI’s documentation and records ******** upon thirty (30) days advanced written notice to RTI and at Zimmer’s expense.

4.3. ********

4.4. Taxes. Zimmer shall pay, in addition to the Fees, any tax imposed on the transfer and/or distribution of the Implants from RTI to Zimmer.

4.5. Payment Terms. Zimmer shall pay RTI for undisputed Fees invoiced for Implants within thirty (30) days after Zimmer’s receipt of the applicable RTI invoice. *******

4.6. Material Adverse Market Change. For purposes of this Section, the Parties agree that a “Material Adverse Market Change” means a change in the End User market for Implants in the Field that is continuing for more than twelve (12) consecutive months during the Term and materially and adversely affects Zimmer such that the total value of Implants transferred to End Users in the Field by Zimmer decreases year over year by at least ******* because of any combination of End User transfer fees and quantity of Implants transferred; provided that such decrease in total value of Implants is driven by market forces and not by Zimmer’s failure to perform its obligations under the Agreement in a commercially reasonable manner consistent with past practices. Upon the occurrence of a Material Adverse Market Change, Zimmer will notify RTI in writing that it wishes to renegotiate certain terms related to the Annual Exclusivity Payments and the Minimum Requirements. For a period of sixty (60) days, the Parties shall negotiate in good faith to determine adjusted Annual Exclusivity Payments and Minimum Requirements for the remainder of the Term taking such Material Adverse Market Change into consideration. If the Parties cannot reach agreement within sixty (60) days, Zimmer may, at its discretion, convert its exclusive Distribution rights under this Agreement to non-exclusive Distribution rights by providing written notice of such election to RTI. If Zimmer elects to convert its Distribution rights under this Agreement to non-exclusive Distribution rights, then within thirty (30) days of its election, Zimmer shall pay to RTI an amount equal to the Annual Exclusivity Payment for calendar year immediately subsequent to the year of Zimmer’s election, and Zimmer shall have no further obligation to maintain the Minimum Requirements, to pay the Annual Exclusivity Payments or to utilize RTI as its sole source provider pursuant to Section 2.4.

ARTICLE V

PROCESSING AND SUPPLY

5.1. Capacity. RTI shall maintain sufficient processing capacity (including appropriate processing, storage and distribution facilities and qualified personnel) to meet Zimmer’s forecasted demand for the Implants.

5.2. Inventory. *******

5.3. ********

5.4. Processing. RTI will recover, screen, Manufacture and release all Implants in accordance with the Specifications and with all Applicable Laws. RTI shall maintain throughout the Term and for the specified shelf life of the Implant (or for such longer period as may be required by Applicable Laws) accurate and complete records relating to its procurement, screening, Manufacture and release of the Implants, including all records required under Applicable Laws and Applicable Industry Standards. RTI shall allow Zimmer reasonable access to such records upon request.

5.5. Implant Modifications. RTI will notify Zimmer in writing in advance of any Specification changes with respect to the Implants. Any material change in any Specification for the Implants or in RTI’s tissue processing procedures or quality controls which might affect commercial claims or collateral or professional liability claims shall require the prior written consent of Zimmer, which consent will not be unreasonably delayed or withheld.

5.6. Subcontracting. RTI will be responsible in all respects for Manufacturing and supplying the Implants under this Agreement. RTI will not engage subcontractors to Manufacture the Implants in any respect, without Zimmer’s prior written consent, which consent will not be unreasonably withheld. RTI shall comply with all Applicable Laws related to suppliers, subcontractors and vendors, and RTI shall require that all of its suppliers, subcontractors and vendors providing services or products in relation to the Implants are in compliance with all Applicable Laws with regard to such services and products. Notwithstanding Zimmer’s consent to RTI’s use of any subcontracting arrangements, RTI shall remain primarily responsible for performance of its obligations hereunder, including obligations relating to Implant quality assurance, compliance with Applicable Laws and confidential information, regardless of whether any of RTI’s obligations are undertaken by a subcontractor.

5.7. Implant Shelf-Life. RTI covenants that all Implants delivered to Zimmer under this Agreement shall have a remaining shelf-life, as measured from the date of receipt by Zimmer, of at least the minimum shelf life for the applicable Implant set forth on Exhibit A.

5.8. Implant Warranty. RTI warrants to Zimmer, its Marketing Partners and the End Users that the Implants, when delivered in accordance with the applicable Firm Order, will (i) conform to the applicable Specifications, (ii) have been recovered, screened, Manufactured and released in compliance with Applicable Laws (including cGTPs) and Applicable Industry Standards and (iii) be free of defects in design, Manufacture, fabrication, workmanship, labeling (including Label warnings) and Package Inserts / IFU. The foregoing warranties shall be in effect with respect to each Implant for the labeled shelf life of the Implant. RTI further warrants to Zimmer that the Implants, when delivered, shall be free and clear of any liens, security interests or encumbrances of any nature whatsoever. RTI DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE VI

REGULATORY MATTERS

6.1. Compliance with Applicable Laws and Industry Standards. Each Party shall comply in all material respects with all Applicable Laws and Applicable Industry Standards that pertain to its activities under this Agreement and, except as otherwise provided for herein, shall bear the entire cost and expense of such compliance. For avoidance of doubt, and without limiting the generality of the foregoing, each Party shall be responsible for costs and expenses incurred by such Party in order to maintain quality systems and applicable certifications in compliance with United States quality systems regulations, MDD, AATB and ISO 13485.

6.2. Development and Regulatory Planning Meetings. RTI and Zimmer will use commercially reasonable efforts to meet quarterly to discuss regulatory strategies and to agree upon Implant development requirements and priorities. The Parties agree that the fourth quarter meeting in each calendar year will focus on the plans and expectations for new implants in the following calendar year, including new registrations and the relative priority of such registrations, and any new indications or claims for Implants planned for the following calendar year. The Parties will keep written minutes of each development and regulatory planning meeting (“DRP Meeting”).

6.3. Marketing Approvals.

(a) RTI represents and warrants to Zimmer that it has applied for and received Marketing Approval for certain Implants in the countries and jurisdictions specified in Exhibit E-1 and Exhibit E-2 to this Agreement, and that, to the knowledge of RTI, such approvals are in good standing. RTI will be responsible for all costs and expenses relating to the maintenance of Marketing Approvals specified in Exhibit E-1 and shall have primary responsibility for all communications, submissions and interactions with Regulatory Authorities for the purpose of maintaining such approvals. Zimmer will be responsible for all costs and expenses relating to the maintenance of Marketing Approvals specified in Exhibit E-2 and shall have primary responsibility for all communications, submissions and interactions with Regulatory Authorities for the purpose of maintaining such approvals. RTI agrees to cooperate with Zimmer and provide any necessary regulatory assistance as reasonably required by Zimmer in connection with the maintenance of the Marketing Approvals specified on Exhibit E-2 at no cost to Zimmer and agrees that such assistance shall not be counted toward time allotted for assistance to Zimmer in Section 6.4(d).

(b) The Parties acknowledge that existing Marketing Approvals may need to be modified or supplemented in certain countries in order to permit the rebranding and Distribution of the Implants by Zimmer. Zimmer will be responsible for obtaining and maintaining such Marketing Approvals for Zimmer to market and distribute the Implants in the Territory, and for new implants and new indications for Implants as agreed by the Parties. Zimmer will have primary responsibility for all communications, submissions and interactions with the applicable Regulatory Authorities for the purpose of obtaining and maintaining such modified, supplemented or new Marketing Approvals.

(c) To the extent permitted under Applicable Laws, RTI hereby grants to Zimmer the fully paid-up right to use any and all regulatory approvals and clearances related to the Implants in the Territory for applications in the Field owned by or licensed to RTI and existing as of the Effective Date or obtained during the Term.

6.4. Regulatory Assistance from RTI.

(a) At the request of Zimmer, RTI will provide assistance in creating regulatory master files to develop summary technical documents (STEDs), or documents in similar format for HCT/Ps, for purposes of obtaining and maintaining Marketing Approvals outside the United States for the distribution of the Implants by Zimmer. RTI will update such files at least annually, or as otherwise required by applicable Regulatory Laws and to reflect updates to RTI’s quality system.

(b) If a specific Regulatory Authority requires that the tissue processor (or the device manufacturer in the case of Implants that are medical devices) obtain Marketing Approval for the Distribution of the Implants, RTI will use commercially reasonable efforts to obtain and maintain such Marketing Approval, at Zimmer’s request and expense. In such event, prior to incurring any costs or expenses in connection with such Marketing Approval, RTI shall submit to Zimmer a written budget showing in reasonable detail the anticipated costs and expenses to be incurred by RTI in connection with obtaining and maintaining such Marketing Approval and will obtain Zimmer’s written approval of such budget before beginning any activities related to obtaining the Marketing Approval. Zimmer will not be required to reimburse RTI for any costs or expenses in excess of the aggregate budgeted costs and expenses, unless RTI obtains Zimmer’s prior approval for the excess costs and expenses. Any activity in connection with such Marketing Approval will be subject to prioritization by RTI within its regulatory department but will be completed by RTI within a commercially reasonable timeframe.

(c) RTI will provide ongoing regulatory consulting support to Zimmer consisting of a monthly conference call to be scheduled as needed by Zimmer and completion of reasonable follow-up items and issues raised on the monthly call.

(d) ********

6.5. Cooperation. RTI and Zimmer agree to respond to one another regarding regulatory and quality assurance matters in a timely manner, specifically when such responses are subject to deadlines of Regulatory Authorities. As part of the DRP Meeting in the fourth quarter of each calendar year, the Parties will discuss, prioritize and agree upon a plan for regulatory activity related to new country registrations, new indications and/or new implant registrations planned for the following calendar year that may require support from RTI so that the appropriate resource plans can be developed.

6.6. Quality Assurance / Regulatory Affairs Document. Contemporaneously with the execution of this Agreement, the Parties will execute an agreement addressing additional detailed procedures with respect to quality assurance and regulatory affairs matters relating to the Implants (the “QA/RA Agreement”) in substantially the form attached to this Agreement as Exhibit F. To the extent that any term in the QA/RA Agreement conflicts with any term of this Agreement, this Agreement shall govern and control.

6.7. Tissue Compliance. RTI shall provide tissue to Zimmer under this Agreement that has been recovered, screened and tested for donor eligibility and released for distribution, and processed/handled in accordance with all applicable American Associate of Tissue Banks standards and FDA requirements (including, but not limited to, 21 C.F.R. Part 1271, Subparts C and D), as revised from time to time.

6.8. Registrations and Licenses. RTI and Zimmer shall maintain appropriate federal, state, local and foreign registrations, certifications and licenses as required by Applicable Laws for their respective duties under this Agreement.

6.9. Actions by Regulatory Authorities. RTI shall be responsible to Regulatory Authorities throughout the Territory as the manufacturer of the Implants. If either Party receives notice of an actual or threatened inspection, investigation, inquiry, import or export ban, implant seizure, enforcement proceeding or similar action by a Regulatory Authority with respect to any Implant or a Party’s activities in connection with any Implant, it will notify the other Party, within forty-eight (48) hours after its receipt of notice, of the action and will deliver to the other Party, within a further twenty-four (24) hours, copies of all relevant documents received from the Regulatory Authority. The Parties shall cooperate in response to the action, including providing information and documentation as requested by the Regulatory Authority (with copies of any such information and documentation to be provided to the other Party). If the action primarily concerns Zimmer’s activities, then Zimmer shall have primary responsibility to respond to the Regulatory Authority; otherwise, RTI shall have primary responsibility to respond. In either case, upon request of the responding Party, the other Party shall provide consulting advice and assistance with the response.

6.10. Inspections. Zimmer shall have the right, upon reasonable prior notice to RTI, to inspect and audit RTI’s facilities and operations for the purpose of verifying RTI’s compliance with its obligations under this Agreement and satisfying all Zimmer quality system requirements, including the right to (a) inspect and take samples of the Implants, (b) observe Manufacturing and related operations, procedures and methods, (c) review documentation and (d) conduct quality assurance, quality system and regulatory compliance audits. Audits will be scheduled at mutually convenient times, such scheduling not being subject to unreasonable delay or hindrance.

6.11. Labeling. RTI shall have sole responsibility for obtaining all necessary labeling and for negotiating the language of the Labels and Package Inserts/IFU for the Implants with the Regulatory Authorities in the Territory; however, RTI shall not agree to specific content after the Effective Date without Zimmer’s prior approval. Zimmer shall bear the cost of all necessary translations for the Labels and Package Inserts/IFU. Prior to incurring any such cost, RTI will submit to Zimmer a written budget showing in reasonable detail the anticipated costs to be incurred for translations and will obtain Zimmer’s written approval of such budget before incurring such costs. Zimmer will not be required to reimburse RTI for any translation costs in excess of the budget unless RTI obtains Zimmer’s prior approval for the excess costs.

6.12. Third Party Complaints and Reports. The Parties each shall collect and record Third Party Complaints (and any other events required to be recorded under Applicable Laws) in accordance with Applicable Laws and their standard procedures and policies in effect from time to time. Each Party shall provide to the other Party reports of such complaints or events within seventy-two (72) hours after receipt. RTI shall be responsible for investigating all Third Party Complaints and Adverse Events and reporting to Zimmer and the End User, as appropriate. RTI shall be responsible for submitting to the Regulatory Authorities all required reports and other materials, including annual reports, distribution reports and safety reports. Each Party shall immediately notify the other Party of any material information it learns concerning the safety or efficacy of the Implant, regardless of whether formal reporting to any Regulatory Authority is required. Zimmer will cooperate with RTI by supplying information and reports as reasonably requested by RTI to assist RTI’s investigation and submissions.

6.13. Traceability. With respect to the Implants, RTI shall maintain manufacturing and traceability records, including records by tissue number; and Zimmer shall maintain storage and distribution records by tissue number, as required by Applicable Laws and Applicable Industry Standards.

6.14. Field Actions. If the Parties determine to conduct any correction, recall, removal or other Field Action involving an Implant (whether or not required by a Regulatory Authority), RTI shall have primary responsibility to carry it out in accordance with Regulatory Laws and Zimmer shall provide reasonable support in connection therewith. If it was caused primarily by the negligent (or more culpable) action (including misstatements) or omission by Zimmer or one of its Affiliates or Marketing Partners, then Zimmer shall bear the related expense; otherwise, RTI shall reimburse Zimmer for Zimmer’s reasonable expenses and either replace the affected Implants free of charge or, at Zimmer’s election, refund to Zimmer the entire Fee paid for the affected Implants. RTI shall be responsible for any required reporting to Regulatory Authorities.

6.15. Survival. The provisions of Sections 6.1, 6.9, 6.12, 6.13 and 6.14 of this Article shall survive any termination or expiration of this Agreement with regard to the Implants distributed pursuant to this Agreement.

ARTICLE VII

CONFIDENTIALITY

7.1. Confidentiality. In the course of their activities pursuant to this Agreement, the Parties anticipate that they may disclose Confidential Information to one another and that either Party may, from time to time, be either the disclosing Party or the recipient of Confidential Information. The Parties wish to protect such Confidential Information in accordance with this Section 7.1. The provisions of this Section shall apply to disclosures furnished to or received by a Party and its agents and representatives (which may include agents and representatives of its Affiliates and Marketing Partners). Each Party shall advise its agents and representatives of the requirements of this Section and shall be responsible to ensure their compliance with such provisions.

(a) Definition of Confidential Information. For purposes hereof, “Confidential Information” with respect to a disclosing Party means all information, in any form or media, concerning the disclosing Party (including patient and donor information) that the disclosing Party furnishes to the recipient, whether furnished before or after the Effective Date, and includes all notes, analyses, compilations, studies and other materials, whether prepared by the recipient or others, that contain or reflect such information; provided, however, that Confidential Information does not include information that (i) is or hereafter becomes generally available to the public other than as a result of a disclosure by the recipient, (ii) was already known to the recipient prior to receipt from the disclosing Party as evidenced by prior written documents in its possession not subject to an existing confidentiality obligation to the disclosing Party, (iii) is disclosed to the recipient on a non-confidential basis by a person who is not in default of any confidentiality obligation to the disclosing Party or (iv) is developed by or on behalf of the recipient without reliance on confidential information received under this Agreement. The contents of this Agreement shall be deemed to be Confidential Information of each Party.

(b) Treatment of Confidential Information. The recipient of Confidential Information will (i) maintain its confidentiality using efforts and precautions at least as great as those it uses and takes to protect its own confidential information and trade secrets, but no less than reasonable care, (ii) use such Confidential Information solely in connection with the discharge of its obligations under this Agreement and (iii) not disclose such Confidential Information to any person other than those of its agents and representatives who need to know such Confidential Information in order to accomplish the objectives for which it was disclosed. Notwithstanding the foregoing, the recipient of Confidential Information may disclose it to the extent reasonably necessary to comply with Applicable Laws or with an order issued by a court or regulatory body with competent jurisdiction; provided that, in connection with such disclosure, the recipient uses commercially reasonable efforts to obtain confidential treatment or an appropriate protective order, to the extent available, with respect to such Confidential Information. The recipient will provide notice to the disclosing Party immediately upon recipient’s receipt of notification that such disclosure of Confidential Information is being requested pursuant to Applicable Laws, court or regulatory body order.

(c) Return and Destruction. Upon request of the disclosing Party, the recipient of Confidential Information will promptly redeliver within a commercially reasonable time to the disclosing Party all Confidential Information provided to the recipient in tangible form, and the recipient will not retain any copies, extracts or other reproductions, in whole or in part, of such Confidential Information. All notes, computer files or other work product prepared by the recipient based upon or incorporating Confidential Information of the disclosing Party shall be destroyed, and such destruction shall be certified in writing to the disclosing Party by an authorized representative of the recipient who supervised such destruction. Notwithstanding the foregoing, legal counsel to the recipient shall be permitted to retain in its files one copy of all Confidential Information to evidence the scope of and to enforce the Party’s obligation of confidentiality.

(d) Term of Obligation. The obligations under this Section shall remain in effect from the Effective Date through the fifth anniversary of the expiration or termination of this Agreement.

(e) Indemnification and Remedies. The recipient of Confidential Information shall indemnify and hold harmless the disclosing Party from any damage, loss, cost or liability (including reasonable attorneys’ fees) arising out of any breach by the recipient (or its agents or representatives) of its obligations under this Section. In addition to any other remedies available in law or equity, the disclosing Party shall be entitled to temporary and permanent injunctive relief in the event of a breach (or threatened breach) under this Section.

(f) Prior Agreements. The provisions of this Section shall supersede and replace any prior agreements between the Parties relating to Confidential Information covered hereby.

7.2. Publicity. Neither RTI nor Zimmer shall issue any press release or otherwise publicize the subject matter of this Agreement without the prior written approval of the other Party, except to the extent that such press release or other public announcement is required by the rules governing a securities exchange on which the releasing Party’s stock is listed, by law in the opinion of legal counsel to the releasing Party, or the substance thereof has been previously reviewed and released by the other Party or is in the public domain through no fault of the releasing Party. In the event of a required press release or other public announcement, the releasing Party shall provide the other Party with a copy of the proposed text prior to such announcement. The Parties agree that if either Party is required to file this Agreement with any Governmental Authority, the releasing Party shall redact the financial terms of this Agreement to the extent possible in order to keep the financial terms of this Agreement confidential.

ARTICLE VIII

INTELLECTUAL PROPERTY

8.1. IP Representations. RTI hereby represents and warrants to, and covenants with, Zimmer as follows:

(a) RTI owns or holds valid and enforceable rights to use and license (to the extent a license is required), without infringing, misappropriating or violating the rights of any Person, any Intellectual Property that is necessary for (i) RTI to Manufacture and supply the Implants, (ii) Zimmer to Distribute the Implants as contemplated by this Agreement and (iii) RTI to grant to Zimmer and its Affiliates and Marketing Partners the Distribution rights under this Agreement.

(b) RTI has not previously granted any license, covenant not to sue or other right currently in effect that would be inconsistent with or conflict with the grant of the Distribution rights under this Agreement.

(c) No Person has asserted a claim, suit, proceeding, action or demand (a “Claim”) with respect to any of the RTI IP, which Claim (i) challenges the validity of RTI’s interest in the RTI IP, (ii) alleges that RTI’s use or practice of the RTI IP infringes, misappropriates or violates the rights of any Person or (iii) seeks to enjoin or restrain RTI’s use or practice of the RTI IP in any manner that would interfere with the transactions contemplated by this Agreement. RTI has no knowledge that any Person intends to assert such a Claim.

8.2. Trademarks. Zimmer and its Affiliates and Marketing Partners shall have the right to use RTI’s Trademarks associated with the Implants (including but not limited to Tutoplast® and Cancelle™ SP) as required by applicable Regulatory laws or as otherwise necessary in connection with Zimmer’s distribution of the Implants. Zimmer and its Affiliates and

Marketing Partners shall comply with the reasonable quality control instructions of RTI as to the form and manner in which such Trademarks shall be used. Any Trademarks developed by Zimmer for the Implant shall be owned exclusively by Zimmer; provided, however, that if Zimmer determines that it is necessary or prudent for regulatory purposes to register any of its Trademarks in the name of RTI in any jurisdiction, then Zimmer shall be permitted to assign such Trademarks to RTI and RTI shall file any registration applications or other comparable filings for such Trademarks as requested by Zimmer at Zimmer’s expense. Upon the expiration or termination of this Agreement, RTI hereby assigns all right, title and interest in and to any such Trademarks back to Zimmer, and RTI shall take such other actions as may be reasonably requested by Zimmer to vest and protect its right, title and interest in and to such Trademarks. Other than as expressly provided herein, no Party shall acquire or have any right to use the name or Trademarks of the other Party without its prior written consent. Zimmer hereby grants such reciprocal rights in its Trademarks to RTI as reasonably necessary for RTI to carry out the scope and intent of its obligations pursuant to this Agreement.

8.3. Commercialization License. During the Term of this Agreement, RTI hereby grants to Zimmer a royalty-free license and right, with the right to sublicense to its Affiliates and Marketing Partners, under the RTI IP and all improvements and future developments with respect thereto, to use, Distribute and import/export the Implants in the Field throughout the Territory (the “Commercialization License”). The Commercialization License shall be exclusive for the Territory, subject to Section 3.4(b). The Commercialization License shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, a license to rights to “intellectual property” as defined therein. Zimmer, as licensee of such rights, shall have the rights and elections with respect thereto as specified in the United States Bankruptcy Code. This Agreement shall be deemed to be an “agreement supplemental to” the Commercialization License for purposes of Section 365(n) of the United States Bankruptcy Code.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

9.1. Each Party hereby represents and warrants to, and covenants with, the other Party that:

(a) Due Organization, Good Standing and Power. It is a corporation or other entity duly organized, validly existing and, if relevant in its jurisdiction of organization, in good standing under the laws of its jurisdiction of organization and has the power and authority to own, lease and operate its assets and to conduct the business now being conducted by it. It has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

(b) Authorization and Validity of Agreement. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate or equivalent action on its part. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equity principles.

(c) Absence of Conflicts. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not: (i) violate any Applicable Laws; (ii) conflict with, or result in the breach of any provision of, its certificate or articles of incorporation, bylaws or equivalent organizational documents; (iii) result in the creation of any lien or encumbrance of any nature upon any property being transferred or licensed by it pursuant to this Agreement or (iv) violate, conflict with, result in the breach or termination of, or constitute a default under (or event which, with notice, lapse of time or both, would constitute a default under), any permit, contract or agreement to which it is a party or by which any of its properties or businesses are bound.

(d) Consents. No authorization, consent or approval of, or notice to or filing with, any Governmental Authority is required for the execution, delivery and performance by it of this Agreement, other than regulatory approvals that have not been obtained prior to the Effective Date.

ARTICLE X

********

ARTICLE XI

INDEMNIFICATION AND INSURANCE

11.1. Indemnification by RTI.

(a) Scope. RTI shall indemnify and hold harmless Zimmer and its Affiliates and Marketing Partners and their respective shareholders, directors, officers, employees and agents from and against any and all liabilities, damages, losses, penalties, fines, costs and expenses, including reasonable attorneys’ fees and litigation costs, paid or incurred by them in connection with any Claim based upon or arising from: (i) any bodily injury, death or property damage resulting from any defect in the design, material, Manufacture, fabrication, workmanship, labeling (including Label warnings) and Package Inserts / IFU of the Implants or from the failure of such Implant to conform to the applicable Specifications therefor (a “Professional Liability Claim”); (ii) any infringement or violation of a Third-Party’s Intellectual Property as a result of the use, Manufacture or Distribution of the Implants (except to the extent that any such alleged infringement or violation is attributed to Zimmer marks; (iii) any facts or circumstances that would constitute a breach by RTI of any of its representations, warranties or obligations under this Agreement; (iv) any violation by RTI of Applicable Laws or (v) any negligent or more culpable act (including misstatements) or omission of RTI or its Affiliates or subcontractors or any of their respective employees or agents relating to the activities subject to this Agreement.

(b) Defense. Zimmer shall give RTI prompt written notice of any Claim with respect to which RTI’s indemnification obligations may apply, but any delay or failure of such notice shall not excuse RTI’s indemnification obligations except to the extent that RTI’s legal position is prejudiced thereby. RTI shall have the right to assume and control the defense and settlement of any such Claim; except that Zimmer shall have the right to assume and control, at RTI’s expense, the defense and settlement of any such Claim if: (i) Zimmer reasonably determines that there is a conflict of interest between Zimmer and RTI with respect to such Claim; (ii) RTI fails to employ counsel reasonably satisfactory to Zimmer to represent Zimmer within a reasonable time after RTI’s receipt of notice of the Claim or (iii) in the reasonable opinion of counsel to Zimmer, the Claim could result in Zimmer becoming subject to injunctive or other non-monetary relief that could have a material adverse effect on Zimmer’s ongoing business. The Party not controlling the defense shall have the right to participate in the Claim at its own expense, but in any event shall cooperate with the controlling Party in the investigation and defense of the Claim.

(c) Settlement. If RTI is entitled to, and does, assume and control the defense and settlement of any Claim with respect to which its indemnification obligations apply, then RTI shall not settle such Claim without Zimmer’s prior written consent (which consent shall not be unreasonably withheld or delayed), unless (i) the sole relief provided in such settlement is monetary in nature and shall be paid in full by RTI and (ii) such settlement does not include any finding or admission of a violation by Zimmer of any Applicable Laws or Third-Party’s rights. Whenever Zimmer assumes and controls the defense and settlement of a Claim with respect to which RTI’s indemnification obligations apply, RTI shall not be liable for any settlement thereof effected by Zimmer unless Zimmer shall have obtained RTI’s prior written consent to the proposed settlement (which consent shall not be unreasonably withheld or delayed).

(d) Insurance. RTI shall maintain, from the Effective Date through the fifth anniversary of the expiration date of the Term, a policy of insurance for Professional Liability Claims. Such policy shall (i) have a per occurrence limit of at least ******* and an annual aggregate limit of at least *******, (ii) name Zimmer as an additional insured and (iii) provide for at least thirty (30) days’ advance written notice to Zimmer of cancellation or material change in coverage. RTI shall provide evidence of such coverage to Zimmer promptly following execution of this Agreement and annually thereafter. If RTI breaches its obligation to maintain insurance, (x) Zimmer shall have the right to obtain coverage as required on RTI’s behalf and at RTI’s expense, (y) Zimmer shall have the right to set-off the cost of such coverage against any payment owed to RTI for Implants supplied under this Agreement and (z) RTI shall indemnify Zimmer from and against all costs and expenses associated with obtaining such coverage.

11.2. Indemnification by Zimmer.

(a) Scope. Zimmer shall indemnify and hold harmless RTI and its Affiliates and their respective shareholders, directors, officers, employees and agents from and against any and all liabilities, damages, losses, penalties, fines, costs and expenses, including reasonable attorneys’ fees and litigation costs, paid or incurred by them in connection with any Claim based upon or arising from: (i) any facts or circumstances that would constitute a breach by Zimmer of any of its representations, warranties or obligations under this Agreement; (ii) any violation by Zimmer of Applicable Laws, (iii) any infringement or violation of a Third Party’s Intellectual Property as a result of the use, Manufacture or Distribution of the Implants to the extent that such alleged infringement or violation is attributed to Zimmer marks; or (iv) any negligent or more culpable act (including misstatements) or omission of Zimmer or its Affiliates or Marketing Partners or any of their respective employees or agents relating to the activities subject to this Agreement.

(b) Defense. RTI shall give Zimmer prompt written notice of any Claim with respect to which Zimmer’s indemnification obligations may apply, but any delay or failure of such notice shall not excuse Zimmer’s indemnification obligations except to the extent that Zimmer’s legal position is prejudiced thereby. Zimmer shall have the right to assume and control the defense and settlement of any such Claim; except that RTI shall have the right to assume and control, at Zimmer’s expense, the defense and settlement of any such Claim if: (i) RTI reasonably determines that there is a conflict of interest between Zimmer and RTI with respect to such Claim; (ii) Zimmer fails to employ counsel reasonably satisfactory to RTI to represent RTI within a reasonable time after Zimmer’s receipt of notice of the Claim or (iii) in the reasonable opinion of counsel to RTI, the Claim could result in RTI becoming subject to injunctive or other non-monetary relief that could have a material adverse effect on RTI’s ongoing business. The Party not controlling the defense shall have the right to participate in the Claim at its own expense, but in any event shall cooperate with the controlling Party in the investigation and defense of the Claim.

(c) Settlement. If Zimmer is entitled to, and does, assume and control the defense and settlement of any Claim with respect to which its indemnification obligations apply, then Zimmer shall not settle such Claim without RTI’s prior written consent (which consent shall not be unreasonably withheld or delayed), unless (i) the sole relief provided in such settlement is monetary in nature and shall be paid in full by Zimmer and (ii) such settlement does not include any finding or admission of a violation by RTI of any Applicable Laws or Third-Party’s rights. Whenever RTI assumes and controls the defense and settlement of a Claim with respect to which Zimmer’s indemnification obligations apply, Zimmer shall not be liable for any settlement thereof effected by RTI unless RTI shall have obtained Zimmer’s prior written consent to the proposed settlement (which consent shall not be unreasonably withheld or delayed).

11.3. Combined Obligations. To the extent that Zimmer and RTI have indemnification obligations to one another in connection with a single Claim, Zimmer and RTI shall contribute to the aggregate damages arising from such Claim in such proportion as is appropriate to reflect their relative responsibilities for such damages, as well as any other relevant equitable considerations. The amount paid or payable by Zimmer or RTI for purposes of apportioning the aggregate damages shall be deemed to include all reasonable legal fees and expenses incurred by such Party in connection with investigating, preparing for or defending against such Claim.

11.4. Survival; Waiver. The provisions of this Article shall survive any termination or expiration of this Agreement. Any waiver by an indemnified Party of its rights under this Article must be set forth expressly and in writing in order to be effective.

ARTICLE XII

TERM AND TERMINATION

12.1. Term. This Agreement shall become effective on the Effective Date and shall continue in effect until December 31, 2020 (the “Initial Term”). The Initial Term will be renewed automatically thereafter for successive two-year periods provided that Zimmer gives RTI written notice of its intent to renew the Agreement at least 365 days prior to the expiration of the Initial Term or the applicable renewal term. The Parties agree that the Minimum Requirements for each renewal term will be equal to ******** of the Minimum Requirements for the final calendar year of the Initial Term or the prior renewal term, as applicable, and that the Annual Exclusivity Payment for the renewal term will be equal to ******** of the Annual Exclusivity Payment for the final calendar year of the Initial Term or the prior renewal term, as applicable. This Agreement may be terminated before expiration of the Initial Term or any renewal term only by agreement of the Parties or in accordance with Section 12.2. The period from the Effective Date through the date of expiration or termination of this Agreement shall be referred to as the “Term.”

12.2. Termination.

(a) Dissolution or Insolvency Event. If a Party is dissolved under applicable corporate law or becomes subject to an Insolvency Event, the other Party may terminate this Agreement by delivering written notice of its decision to do so within six (6) months after actual knowledge of the dissolution or the Insolvency Event.

(b) Default. If either Party believes the other is in default of any of its material obligations under this Agreement, it may give notice to the other Party describing the default with reasonable specificity. The defaulting Party shall have sixty (60) days in which to remedy such default. Such cure period shall be extended in the case of a default not reasonably capable of being remedied in such 60-day period so long as the defaulting Party uses diligent efforts to remedy such default and is pursuing a course of action that, if successful, will effect such a remedy. If such alleged default is not remedied in the time period set forth above, the Party alleging default shall refer the matter to senior executive officers of each Party, who shall meet and confer within fifteen (15) days after notice from the non-defaulting Party of its desire for such a meeting. If the Parties are unable to resolve any dispute in such meeting, the non-defaulting Party may terminate this Agreement upon delivery to the defaulting Party of a written notice of termination at any time within six (6) months after the meeting but before such default is remedied. The non-defaulting Party’s right to terminate this Agreement shall not be construed as an exclusive remedy.

(c) Change of Control. If a Party is subject to a Change of Control and the acquiring Person is, in the other Party’s reasonable judgment, a direct competitor to the other Party, the Party that is not subject to the Change of Control may terminate this Agreement effective immediately upon delivery of written notice of termination within six (6) months after consummation of the Change of Control.

(d) Force Majeure. Either Party may terminate this Agreement in accordance with the terms of Section 13.2.

12.3. Consequences of Termination.

(a) General. Termination or expiration of this Agreement shall not relieve any Party of any obligations that are expressly indicated to survive termination or expiration and, accordingly, any provision of this Agreement required for the interpretation or enforcement of any such obligation will survive the expiration or termination of this Agreement. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration.

(b) Inventory. Upon the expiration or termination of this Agreement, (i) at Zimmer’s request, RTI shall continue to process and deliver to Zimmer all Implants that are the subject of a Firm Order from Zimmer as of the date of expiration or termination and (ii) Zimmer shall be permitted to distribute any remaining inventory of the Implants until depleted, including any Implants delivered pursuant to clause (i) above (and for such purpose Zimmer Distribution’s rights under this Agreement shall continue in effect).

(c) No Additional Payments Due. In the event that Zimmer elects to terminate this Agreement pursuant to Section 12.2, Zimmer shall have no further obligation to make payments under this Agreement other than outstanding payments for invoiced Implants, or Implants subject to a Firm Order as stated in Section 12.3(b).

ARTICLE XIII

MISCELLANEOUS

13.1. Agency. The Parties are independent contractors. No employee or agent of one Party is, nor shall be deemed to be, based on performance of this Agreement, an employee, agent, partner or legal representative of the other Party for any purpose. Neither Party shall have the right, power or authority to enter into any contracts in the name of, or on behalf of, the other Party, nor shall either Party have the right, power or authority to pledge the credit of the other Party in any way or hold itself out as having the authority to do so.

13.2. Force Majeure. If the performance of any obligation under this Agreement is prevented, restricted or interfered with by reason of war, revolution, civil commotion, acts of terrorism, blockade, embargo, strikes, government acts (generally prohibiting or limiting allograft or xenograft tissue transfer and not directed specifically at RTI or the Implants), natural disasters or similar event which is beyond the reasonable control of the Party affected, then the Party so affected shall, upon giving prior written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, or interference, provided that the Party so affected shall use commercially reasonable efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. If such conditions inhibiting complete performance shall continue in excess of ninety (90) days, the Parties shall attempt to arrive at a mutually acceptable compromise within the spirit and intent of this Agreement. If the Parties fail to reach a mutually acceptable compromise within ninety (90) days following the initial attempt to negotiate the same, then the Party who is not affected by the force majeure event shall have the option, by delivery of written notice of termination to the affected Party, to terminate this Agreement. The Parties agree that issues or problems with tissue supply will not constitute a force majeure event.

13.3. Non-Solicitation. During the Term of this Agreement and for a period of one (1) year thereafter (the “Non-Solicitation Period”), Zimmer will not, directly or indirectly, actively solicit for employment or employ any employee of RTI involved in RTI’s performance of this Agreement, without the prior written consent of RTI. Notwithstanding the foregoing, nothing in this Section will limit or prohibit Zimmer from its ability to make generalized searches for employees by the use of advertisements in the media (including trade media) or by engaging search firms to engage in searches that are not specifically directed by Zimmer to target such RTI employees. In the event that a RTI employee involved in RTI’s performance of this Agreement voluntarily leaves his or her position at RTI during the Non-Solicitation Period, Zimmer will not employ such former RTI employee until at least six (6) months after the end of his or her employment with RTI. If a RTI employee involved in RTI’s performance of this Agreement is terminated involuntarily by RTI during the Non-Solicitation Period, Zimmer may employ such former RTI employee immediately.

13.4. Entire Agreement; Amendments. This Agreement, together with the QA/RA Agreement and the Transition Services Agreement, constitutes the entire agreement between the Parties hereto concerning its subject matter and supersedes all previous negotiations, agreements and commitments with respect thereto. This Agreement specifically supersedes and replaces the U.S. Agreement, the Xenograft Agreement, the Development Agreement, the Canada Agreement and the International Agreement previously entered into by the Parties and/or their Affiliates with regard to the distribution of certain Implants. This Agreement does not supersede the DBM Agreement, which shall remain in full force and effect in accordance with its terms. This Agreement shall not be released, discharged, amended or modified in any manner except by a written instrument signed by duly authorized officers or representatives of each of the Parties hereto.

13.5. Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Illinois, without regard to its choice of law rules. The Parties agree that any legal action relating to this Agreement shall be commenced and maintained before any appropriate state court of record in Cook County, Illinois, or, if necessary, the United States District Court for the Northern District of Illinois, and the Parties hereby submit to the jurisdiction of such courts and waive any right to challenge or otherwise raise questions of personal jurisdiction or venue in any action commenced or maintained in such courts.

13.6. Partial Illegality. If any provision of this Agreement, or the application thereof to any Party or circumstances, shall be declared void, illegal or unenforceable, the remainder of this Agreement shall be valid and enforceable to the extent permitted by Applicable Laws. In such event, the Parties shall use their best efforts to replace the invalid or unenforceable provision by a provision that, to the extent permitted by Applicable Laws, achieves the purposes intended under the invalid or unenforceable provision. Any deviation by either Party from the terms and provisions of this Agreement in order to comply with Applicable Laws shall not be considered a breach of this Agreement.

13.7. Waiver of Compliance. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees, except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party, which waiver shall be effective only with respect to the specific obligation and instance described therein.

13.8. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be sent to the respective Parties at the following addresses, or to such other addresses as may be designated by the Parties in writing from time to time in accordance with this Section, by registered or certified mail, postage prepaid, or by express courier service, service fee prepaid, or by facsimile with a hard copy to follow via mail or express courier service in accordance with this Section.

TO RTI:	RTI Biologics, Inc.
11621 Research Circle
Alachua, FL 32615
Attn: Chief Financial Officer
Fax No.: (386) 462-3821

With copy to:	Corporate Counsel
RTI Biologics, Inc.
11621 Research Circle
Alachua, FL 32615
Facsimile: (386) 418-5157

TO ZIMMER:	Zimmer Dental, Inc.
1900 Aston Avenue
Carlsbad, California 92008
Attn: President
Fax No.: (760) 431-9753

With a copy to:	Zimmer Legal Department
345 East Main Street
Warsaw, IN 46580
Attn: Assistant General Counsel
Fax No.: (574) 371-8591

Zimmer Dental, Inc.
1900 Aston Avenue
Carlsbad, California 92008
Attn: Division General Counsel
Fax No.: (760) 431-9753

All notices shall be deemed given and received (i) if delivered by hand, immediately, (ii) if sent by mail, three (3) Business Days after posting, (iii) if delivered by express courier service, the next Business Day in the jurisdiction of the recipient or (iv) if sent by fax, at the time shown in the confirmed electronic receipt, or on the first Business day thereafter if the notice is not sent on a Business Day.

13.9. Counterparts and Facsimile/Electronic. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A manual signature on this Agreement or any document executed in connection with this Agreement, the image of which is transmitted electronically (including facsimile or e-mail), shall constitute an original signature for purposes of this Agreement.

13.10. Limitation on Liability. Except with respect to the Parties’ indemnification obligations, neither Party shall be liable to the other for indirect, incidental, consequential, punitive or special damages, including but not limited to lost profits, arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages.

13.11. Further Actions. Each Party agrees, subsequent to the execution and delivery of this Agreement and without any additional consideration, to execute, acknowledge and deliver such further documents and instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.12. Assignment. Except as otherwise provided herein, neither Party shall have the right to assign any of its rights or obligations under this Agreement without the prior written consent of the other Party. Without limiting the termination rights set forth in Section 12.2(c), either Party, without any need for consent from the other Party, may assign this Agreement or any of its rights and/or obligations hereunder to an Affiliate or in connection with a merger or other business combination or the sale of substantially all of the assets of such assigning Party; provided, however, that such assignment shall not relieve the assigning Party of its obligations hereunder. If and to the extent that a Party assigns any of its rights and/or obligations hereunder in accordance with this Section, then this Agreement shall be binding upon the assignee to the same extent as if it were a Party hereto and each reference herein to the name of the assigning Party shall be deemed to include the assignee. Any assignment not in accordance with this Section shall be void.

13.13. Jointly Prepared. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

13.14. Third-Party Rights. Except as expressly provided herein, this Agreement is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the Parties and, where expressly provided, their Affiliates and Marketing Partners and the Persons entitled to indemnification.

13.15. Expenses. Except as otherwise expressly provided in this Agreement, each Party shall be responsible for its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its respective duly authorized representative as of the Effective Date.

RTI BIOLOGICS, INC.

By:	/s/ Robert P. Jordheim

Name:	Robert P. Jordheim

Title:	Executive Vice President / CFO

ZIMMER DENTAL, INC.

By:	/s/ David C. Dvorak

Name:	David C. Dvorak

Title:	President and CEO

EXHIBIT A

IMPLANTS

Part Numbers: US, LA, APR, CAN	Brand / Product Description	Transfer Fee US/LA/APR/CN	Lead time Calendar Days	Label Shelf Life	Minimum Shelf Life
Bovine Membranes
7778 97004	CopiOs Pericardium Membrane 30x40mm	*******	*******	*******	*******

7777 97003	CopiOs Pericardium Membrane 20x30mm	*******	*******	*******	*******

7776 97002	CopiOs Pericardium Membrane 15x20mm	*******	*******	*******	*******

Human Bone Allograft
8210R 8210z 67210 68210	PUROS CANCELLOUS Particulate ø 0,25-1mm, 0,5cc	*******	*******	*******	*******

8211R 8211z 67211 68211	PUROS CANCELLOUS Particulate ø 0,25-1mm, 1cc	*******	*******	*******	*******

8209R 8209Z 67209 68209	PUROS CANCELLOUS Particulate ø 0,25-1mm, 2cc	*******	*******	*******	*******

8212R 8212Z 67212 68212	PUROS CANCELLOUS Particulate ø 1-2mm, 0,5cc	*******	*******	*******	*******

8213R 8213Z 67213 68213	PUROS CANCELLOUS Particulate ø 1-2mm, 1cc	*******	*******	*******	*******

8214R 8214Z 67214 68214	PUROS CANCELLOUS Particulate ø 1-2mm, 2cc	*******	*******	*******	*******

67215 68215	PUROS CANCELLOUS Particulate ø 1-2mm, 3cc	*******	*******	*******	*******

EXHIBIT A - Continued

Part Numbers: US, LA, APR, CAN	Brand / Product Description	Transfer Fee US/LA/APR/CN	Lead time Calendar Days	Label Shelf Life	Minimum Shelf Life
67216 68216	PUROS CANCELLOUS Particulate ø 2-4mm, 3cc	*******	*******	*******	*******

8276R 8276Z 67276 68276	PUROS Cortical Particulate ø 1-2mm, 2cc	*******	*******	*******	*******

8275R 8275Z 67275 68275	PUROS Cortical Particulate ø 1-2mm, 1cc	*******	*******	*******	*******

8274R 8274Z 67274 68274	PUROS Cortical Particulate ø 1-2mm, 0,5cc	*******	*******	*******	*******

8273R 8273Z 67273 68273	PUROS Cortical Particulate ø 0,25-1mm, 2cc	*******	*******	*******	*******

8272R 8272Z 67272 68272	PUROS Cortical Particulate ø 0,25-1mm, 1cc	*******	*******	*******	*******

8271R 8271Z 67271 68271	PUROS Cortical Particulate ø 0,25-1mm, 0,5cc	*******	*******	*******	*******

67220	PUROS Block 15x10x9mm P-Block Design	*******	*******	*******	*******
68737	Tutoplast Spongiosa block P 15x10x9mm	*******	*******	*******	*******

68220 8220Z 8220R	Puros Block J-Block Design 10mm	*******	*******	*******	*******

68221 8221Z 8221R	Puros Block J-Block Design 15mm	*******	*******	*******	*******

67221	PUROS Corticospongiosa Block 15x15x9mm P-Block	*******	*******	*******	*******
68736	Tutoplast Spongiosa Block-P 15x15x9mm	*******	*******	*******	*******

EXHIBIT A - Continued

Part Numbers: US, LA, APR, CAN	Brand / Product Description	Transfer Fee US/LA/APR/CN	Lead time Calendar Days	Label Shelf Life	Minimum Shelf Life
Allograft Membrane
8790R 8790Z 68790	Puros Dermis Dental Membrane 0.8-1.8mm, 10 x 20 mm	******	******	******	******

8791R 8791Z 68791	Puros Dermis Dental Membrane 0.8-1.8mm, 10 x 40 mm	******	******	******	******

8792R 8792Z 68792	Puros Dermis Dental Membrane, 0.8-1.8mm, 20 x 40 mm	******	******	******	******

8793R 8793Z 68793	Puros Dermis Dental Membrane 0.8-1.8mm, 10 x 10 mm	******	******	******	******

8794R 8794Z 68794	Puros Dermis Allograft 0.3-0.8 mm 10 x 10 mm	******	******	******	******

8795R 8795Z 68795	Puros Dermis Allograft 0.3-0.8 mm 10 x 20 mm	******	******	******	******

8796R 8796Z 68796	Puros Dermis Allograft 0.3-0.8 mm 10 x 40 mm	******	******	******	******

8797R 8797Z 68797	Puros Dermis Allograft 0.3-0.8 mm 20 x 40 mm	******	******	******	******
Allograft Pericardium
8770R 8770Z 68770	15 X 20 Puros Pericardium	******	******	******	******

8771R 8771Z 68771	20 X 30 Puros Pericardium	******	******	******	******

8772R 8772Z 68772	30 X 40 Puros Pericardium	******	******	******	******

EXHIBIT A - Continued

Part Numbers: US, LA, APR, CAN	Brand / Product Description	Transfer Fee US/LA/APR/CN	Lead time Calendar Days	Label Shelf Life	Minimum Shelf Life
Bovine Bone
90101	Tutodent Block 10x10x20	******	******	******	******
97101	CopiOs Block 10x10x20mm	******	******	******	******

90280	Tutodent CS - Block 15mm x 10mm x 5,5mm	******	******	******	******
97280	CopiOs CS Block 15x10x5.5mm	******	******	******	******

90282	Tutodent CS - Block 15mm x 15mm x 5,5mm	******	******	******	******
97282	CopiOs CS Block 15x15x5.5	******	******	******	******

90200	Tutodent .5cc - .25-1mm	******	******	******	******
97200	CopiOs Cancellous .5cc - .25-1mm	******	******	******	******

90201	Tutodent 1.0cc - .25-1mm	******	******	******	******
97201	CopiOs Cancellous 1.0cc - .25-1mm	******	******	******	******

90202	Tutodent 2.0cc - .25 - 1mm	******	******	******	******
97202	CopiOs Cancellous 2.0cc - .25 - 1mm	******	******	******	******

90210	Tutodent .5cc - 1-2mm	******	******	******	******
97210	CopiOs Cancellous.5cc - 1-2mm	******	******	******	******

90211	Tutodent 1.0cc - 1-2mm	******	******	******	******
97211	CopiOs Cancellous 1.0cc - 1-2mm	******	******	******	******

90212	Tutodent 2.0cc - 1-2mm	******	******	******	******
97212	CopiOs Cancellous 2.0cc - 1-2mm	******	******	******	******

Product Demo Samples (unsterile)
97941	CopiOs Membrane 15 x 20 mm Non Packaged Demo Sample	******	******	******	******
97942	CopiOs Membrane 20 x 30 mm Non Packaged Demo Sample	******	******	******	******
97943	CopiOs Membrane 30x40 mm Non Packaged Demo Sample	******	******	******	******
97901	Bovine Cancellous Microchips .25 -1mmm, 1cc Demo Sample in Vials	******	******	******	******
97902	Bovine Cancellous Microchips 1-2 mm, 1cc Demo Sample in Vials	******	******	******	******
97911	Bovine Cortical Microchips 0.25-1mm, 1cc Demo Sample in vials	******	******	******	******
97912	Bovine Cortical Microchips 1-2mm, 1cc Demo Sample in vials	******	******	******	******
97922	Bovine Cancellous Block 10mmx10mmx10mm Demo Sample	******	******	******	******
97002	CopiOs Membrane 15 x 20 mm Packaged Demo Sample	******	******	******	******
97003	CopiOs Membrane 20 x 30 mm Packaged Demo Sample	******	******	******	******
97004	CopiOs Membrane 30x40 mm Packaged Demo Sample	******	******	******	******
97201	Bovine Cancellous Microchips .25 -1mmm, 1cc Demo Sample packaged	******	******	******	******
90211	Bovine Cancellous Microchips 1-2 mm, 1cc Demo Sample packaged	******	******	******	******

EXHIBIT A - Continued

EMEA Part Numbers	Brand / Product Description	Transfer Fee EMEA	Lead time Calendar Days	Label Shelf Life	Minimum Shelf Life
Bovine Pericardium
90004	TUTODENT Membrane 30x40mm	******	******	******	******
97004	CopiOs Pericardium Membrane 30x40mm	******	******	******	******

90003	TUTODENT Membrane 20x30mm	******	******	******	******
97003	CopiOs Pericardium Membrane 20x30mm	******	******	******	******

90002	TUTODENT Membrane 15x20mm	******	******	******	******
97002	CopiOs Pericardium Membrane 15x20mm	******	******	******	******

Human Bone Allograft
L10377	TUTOPLAST Spongiosa Particulate ø 0,25-1mm, 0,5cc	******	******	******	******
68710	TUTOPLAST Spongiosa Particulate ø 0,25-1mm, 0,5cc	******	******	******	******
67210	PUROS CANCELLOUS Particulate ø 0,25-1mm, 0,5cc	******	******	******	******
68210	PUROS CANCELLOUS Particulate ø 0,25-1mm, 0,5cc (US)	******	******	******	******
L20308	PUROS CANCELLOUS Particulate ø 0,25-1mm, 0,5cc	******	******	******	******

L10378	TUTOPLASTSpongiosa Particulate ø 0,25-1mm, 1cc	******	******	******	******
68711	TUTOPLASTSpongiosa Particulate ø 0,25-1mm, 1cc	******	******	******	******
67211	PUROS CANCELLOUS Particulate ø 0,25-1mm, 1cc	******	******	******	******
68211	PUROS CANCELLOUS Particulate ø 0,25-1mm, 1cc (US)	******	******	******	******
L20309	PUROS CANCELLOUS Particulate ø 0,25-1mm, 1cc	******	******	******	******

68712	TUTOPLAST Spongiosa Particulate ø 0,25-1mm, 2cc	******	******	******	******
67209	PUROS CANCELLOUS Particulate ø 0,25-1mm, 2cc	******	******	******	******
68209	PUROS CANCELLOUS Particulate ø 0,25-1mm, 2cc (US)	******	******	******	******

L10379	TUTOPLAST Spongiosa Particulate ø 1-2mm, 0,5cc	******	******	******	******
68713	TUTOPLAST Spongiosa Particulate ø 1-2mm, 0,5cc	******	******	******	******
67212	PUROS CANCELLOUS Particulate ø 1-2mm, 0,5cc	******	******	******	******
68212	PUROS CANCELLOUS Particulate ø 1-2mm, 0,5cc (US)	******	******	******	******
L20410	PUROS CANCELLOUS Particulate ø 1-2mm, 0,5cc	******	******	******	******

L10380	TUTOPLAST Spongiosa Particulate ø 1-2mm, 1cc	******	******	******	******
68714	TUTOPLAST Spongiosa Particulate ø 1-2mm, 1cc	******	******	******	******
67213	PUROS CANCELLOUS Particulate ø 1-2mm, 1cc	******	******	******	******
68213	PUROS CANCELLOUS Particulate ø 1-2mm, 1cc (US)	******	******	******	******
L20411	PUROS CANCELLOUS Particulate ø 1-2mm, 1cc	******	******	******	******

L10381	TUTOPLAST Spongiosa Particulate ø 1-2mm, 2cc	******	******	******	******
68715	TUTOPLAST Spongiosa Particulate ø 1-2mm, 2cc	******	******	******	******
67214	PUROS CANCELLOUS Particulate ø 1-2mm, 2cc	******	******	******	******
68214	PUROS CANCELLOUS Particulate ø 1-2mm, 2cc (US)	******	******	******	******

EXHIBIT A - Continued

EMEA Part Numbers	Brand / Product Description	Transfer Fee EMEA	Lead time Calendar Days	Label Shelf Life	Minimum Shelf Life
L10319	TUTOPLAST CANCELLOUS Particulate ø 1-2mm, 3cc	******	******	******	******
67215	PUROS CANCELLOUS Particulate ø 1-2mm, 3cc	******	******	******	******

L10382	TUTOPLAST CANCELLOUS Particulate ø 2-4mm, 3cc	******	******	******	******
67216	PUROS CANCELLOUS Particulate ø 2-4mm, 3cc	******	******	******	******
68716	TUTOPLAST CANCELLOUS Particulate ø 2-4mm, 3cc	******	******	******	******

68735	TUTOPLAST Cortical Particulate ø 1-2mm, 2cc	******	******	******	******
67276	PUROS Cortical Particulate ø 1-2mm, 2cc	******	******	******	******
68276	PUROS Cortical Particulate ø 1-2mm, 2cc (US)	******	******	******	******

68734	TUTOPLAST Cortical Particulate ø 1-2mm, 1cc	******	******	******	******
67275	PUROS Cortical Particulate ø 1-2mm, 1cc	******	******	******	******
68275	PUROS Cortical Particulate ø 1-2mm, 1cc (US)	******	******	******	******

68733	TUTOPLAST Cortical Particulate ø 1-2mm, 0,5cc	******	******	******	******
67274	PUROS Cortical Particulate ø 1-2mm, 0,5cc	******	******	******	******
68274	PUROS Cortical Particulate ø 1-2mm, 0,5cc (US)	******	******	******	******

68732	TUTOPLAST Cortical Particulate ø 0,25-1mm, 2cc	******	******	******	******
67273	PUROS Cortical Particulate ø 0,25-1mm, 2cc	******	******	******	******
68273	PUROS Cortical Particulate ø 0,25-1mm, 2cc (US)	******	******	******	******

68731	TUTOPLAST Cortical Particulate ø 0,25-1mm, 1cc	******	******	******	******
67272	PUROS Cortical Particulate ø 0,25-1mm, 1cc	******	******	******	******
68272	PUROS Cortical Particulate ø 0,25-1mm, 1cc (US)	******	******	******	******

68730	TUTOPLAST Cortical Particulate ø 0,25-1mm, 0,5cc	******	******	******	******
67271	PUROS Cortical Particulate ø 0,25-1mm, 0,5cc	******	******	******	******
68271	PUROS Cortical Particulate ø 0,25-1mm, 0,5cc (US)	******	******	******	******

L10386	TUTOPLAST Spongiosa Block-P 15x10x9mm	******	******	******	******
68737	TUTOPLAST Spongiosa Block-P15x10x9mm	******	******	******	******
67220	PUROS Corticospongiosa Block 15x10x9mm	******	******	******	******
68220	Puros Block US Design	******	******	******	******

L10385	TUTOPLAST Spongiosa Block-P 15x15x9mm	******	******	******	******
68736	TUTOPLAST Spongiosa Block-P 15x15x9mm	******	******	******	******
67221	PUROS Corticospongiosa Block 15x15x9mm	******	******	******	******
68221	Puros Block US Design	******	******	******	******

L10384	Tutoplast Spongiasa Dowel ø 7mm, L14-18mm	******	******	******	******
67225	Puros Cancellous Dowel ø 7mm, L14-18mm	******	******	******	******

EXHIBIT A - Continued

EMEA Part Numbers	Brand / Product Description	Transfer Fee EMEA	Lead time Calendar Days	Label Shelf Life	Minimum Shelf Life
L10383	Tutoplast Spongiasa Block, 8x8x8mm	******	******	******	******
67222	Puros Cancellous Block, 8x8x8mm	******	******	******	******
L10367	Tutoplast Spongiasa Dowel ø 10mm, L16-20mm	******	******	******	******
67226	Puros Cancellous Dowel ø 10mm, L 16-20mm	******	******	******	******

L10365	Tutoplast Spongiosa block 10x10x20mm	******	******	******	******
67223	PUROS cancellous block 10x10x20mm	******	******	******	******

L10302	Tutoplast Spongiasa Block 10x20x20mm	******	******	******	******
67224	Puros Cancellous Block 10x20x20mm	******	******	******	******

Allograft Membranes
68700	Tutodent Dermis 1,5 x 2 cm	******	******	******	******
68701	Tutodent Dermis 2 x 3 cm	******	******	******	******
68702	Tutodent Dermis 3 x 4 cm	******	******	******	******

67790	Puros Dermis Dental Membrane 10 x 20 mm	******	******	******	******
67791	Puros Dermis Dental Membrane 10 x 40 mm	******	******	******	******
67792	Puros Dermis Dental Membrane 20 x 40 mm	******	******	******	******
67793	Puros Dermis Dental Membrane 10 x 10 mm	******	******	******	******
67794	Puros Dermis Allograft 0.3-0.8 mm 10 x 10 mm	******	******	******	******
67795	Puros Dermis Allograft 0.3-0.8 mm 10 x 20 mm	******	******	******	******
67796	Puros Dermis Allograft 0.3-0.8 mm 10 x 40 mm	******	******	******	******
67797	Puros Dermis Allograft 0.3-0.8 mm 20 x 40 mm	******	******	******	******

68770	15 X 20 mm Puros Pericardium	******	******	******	******
68771	20 X 30 mm Puros Pericardium	******	******	******	******
68772	30 X 40 mm Puros Pericardium	******	******	******	******

Bovine Bone
90101	Tutodent Block 10x10x20	******	******	******	******
90280	Tutodent CS - Block 15mm x 10mm x 5,5mm	******	******	******	******
90282	Tutodent CS - Block 15mm x 15mm x 5,5mm	******	******	******	******

90200	Tutodent .5cc - .25-1mm (CopiOs Cancellous Particulate)	******	******	******	******
90201	Tutodent 1.0cc - .25-1mm (CopiOs CancellouS Particulate)	******	******	******	******
90202	Tutodent 2.0cc - .25 - 1mm (CopiOs Cancellous Particulate)	******	******	******	******
90210	Tutodent .5cc - 1-2mm (CopiOs Cancellous Particulate)	******	******	******	******
90211	Tutodent 1.0cc - 1-2mm (CopiOs Cancellous Particulate)	******	******	******	******
90212	Tutodent 2.0cc - 1-2mm (CopiOS Cancellous Particulate)	******	******	******	******

EXHIBIT A - Continued

EMEA Part Numbers	Brand / Product Description	Transfer Fee EMEA	Lead time Calendar Days	Label Shelf Life	Minimum Shelf Life

Product Demo Samples (unsterile)
97941	CopiOs Membrane 15 x 20 mm Non Packaged Demo Sample	******	******	******	******
97942	CopiOs Membrane 20 x 30 mm Non Packaged Demo Sample	******	******	******	******
97943	CopiOs Membrane 30x40 mm Non Packaged Demo Sample	******	******	******	******
97901	Bovine Cancellous Microchips ø .25 -1mmm, 1cc Demo Sample in Vials	******	******	******	******
97902	Bovine Cancellous Microchips ø 1-2 mm, 1cc Demo Sample in Vials	******	******	******	******
97911	Bovine Cortical Microchips ø 0.25-1mm, 1cc Demo Sample in vials	******	******	******	******
97912	Bovine Cortical Microchips ø 1-2mm, 1cc Demo Sample in vials	******	******	******	******
97922	Bovine Cancellous Block 10mmx10mmx10mm Demo Sample	******	******	******	******
	CopiOs Membrane 15 x 20 mm Packaged Demo Sample	******	******	******	******
	CopiOs Membrane 20 x 30 mm Packaged Demo Sample	******	******	******	******
	CopiOs Membrane 30 x 40 mm Packaged Demo Sample	******	******	******	******
	Bovine Cancellous Microchips ø .25 -1mmm, 1cc Demo Sample packaged	******	******	******	******
	Bovine Cancellous Microchips ø 1-2 mm, 1cc Demo Sample packaged	******	******	******	******
	Bovine Cortical Microchips ø 0.25-1mm, 1cc Demo Sample Packaged	******	******	******	******
	Bovine Cortical Microchips ø 1-2mm, 1cc Demo Sample Packaged	******	******	******	******

RTI agrees to consolidate part numbers upon Zimmer’s request to simplify part numbers into two sets:

1.	EMEA (current EMEA Part Numbers)

2.	All Other Areas (current US Part Numbers)

RTI and Zimmer will in good faith endeavor to develop a plan to consolidate Part Numbers within ninety (90) days of the expiration or earlier termination of the Transition Services Agreement, Exhibit D. RTI will be allowed to run out existing labeled inventory during the transition.

EXHIBIT B

Territory

Ukraine

** The Parties acknowledge and agree that within five (5) Business Days after execution of this Agreement, RTI shall deliver notice of termination for any and all agreements with third party distributors (******) in ****** in order to terminate such agreements as soon as possible in accordance with the terms of the notice provisions of the respective agreements.

EXHIBIT C

Existing Agreement Implants

Class	Subclass	Description	Preservation

******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
******	******	******	******
	******	******	******

EXHIBIT D

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is made and entered into as of September 30, 2010 (the “Effective Date”), by and between Zimmer Dental, Inc., a Delaware corporation (“Zimmer”), and RTI Biologics, Inc., a Delaware corporation (“RTI”).

Recitals

A. Contemporaneously with the execution of this Agreement, Zimmer and RTI are entering into an Exclusive Distribution Agreement (the “Distribution Agreement”) for the distribution by Zimmer of certain allograft and xenograft biologic implants prepared and processed by RTI (as specifically defined in the Distribution Agreement, the “Implants”). The Distribution Agreement supersedes and replaces certain prior agreements between the parties and/or their Affiliates for the distribution of the Implants, including the U.S. Agreement, as further described in the Distribution Agreement.

B. In connection with the implementation of the Distribution Agreement, Zimmer desires to engage RTI to provide certain transition services, and RTI is willing to provide such services pursuant to this Agreement.

C. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given to them in the Distribution Agreement.

Agreement

In consideration of the mutual covenants contained in this Agreement, Zimmer and RTI agree as follows:

1. Consignment of Implants. Pursuant to Section 3.5 of the Distribution Agreement, Zimmer will submit to RTI a binding initial stocking order for Implants upon execution of the Distribution Agreement. The initial stocking order will be fulfilled by RTI in partial shipments in accordance with the terms of the order and the Distribution Agreement. In addition, during the Transition Period (as defined below) and prior to October 15, 2010, Zimmer will use commercially reasonable efforts to submit Forecasted Firm Orders and/or Additional Orders to RTI in an amount reasonably estimated by Zimmer (based on trailing six (6) months of Implant sales) to be sufficient to result in Zimmer holding an inventory of Implants with aggregate Fees in an amount no less than ****** USD on or prior to December 31, 2010. Except for Implants shipped at Zimmer’s request to its facility in Memphis, Tennessee for purposes of building inventory in preparation for assuming the full scope of its responsibilities under the Distribution Agreement, each partial shipment of the Implants subject to the initial stocking order and each Forecasted Firm Order and Additional Orders, if any, placed by Zimmer during the Transition Period will be consigned to RTI and held during the Transition Period at RTI’s facility in Alachua, Florida, pursuant to the terms and conditions of this Agreement. Within ten (10) Business Days following the expiration or earlier termination of the Transition Period, Zimmer will accept shipment of all consigned Implants held by RTI.

2. Transition Services. During the Transition Period, RTI shall provide the following transition services (“Services”) to Zimmer:

(a) RTI shall receive and fulfill customer orders for Implants placed by Zimmer’s U.S. customers, in a manner consistent with the services provided by RTI’s Affiliate under the U.S. Agreement as in effect immediately prior to the Effective Date.

(b) RTI shall ship the Implants to Zimmer’s customers from the consigned inventory of Implants held by RTI, pursuant to the applicable customer orders and in a manner consistent with the services provided by RTI’s Affiliate under the U.S. Agreement as in effect immediately prior to the Effective Date.

(c) RTI shall invoice Zimmer’s customers and collect fees for the transfer of the Implants to Zimmer’s customers (“Customer Fees”) in a manner consistent with the services provided by RTI’s Affiliate under the U.S. Agreement as in effect immediately prior to the Effective Date. RTI shall remit such Customer Fees to Zimmer, less any shipping costs and credit card service fees. RTI shall remit such payments on the first and fifteenth day of each calendar month during the Transition Period (or the next Business Day following such date(s) if such date(s) are not Business Days). Upon the expiration or earlier termination of the Transition Period, Zimmer will assume responsibility for collecting all outstanding receivables incurred after the Effective Date for Implants ordered by Zimmer’s customers.

(d) RTI shall provide written reports to Zimmer on the first and fifteenth day of each calendar month during the Transition Period (or the next Business Day following such date(s) if such date(s) are not Business Days). The specific schedule and deadlines for such reports are summarized on Exhibit A attached to this Agreement. RTI shall keep accurate records in sufficient detail to enable the Customer Fees due to Zimmer to be determined. During the Transition Period and for a period of one (1) calendar year after the termination of the Transition Period, Zimmer shall have the right to inspect RTI’s records from the Transition Period for the purpose of determining the accuracy of Customer Fees paid to Zimmer.

(e) RTI shall provide Zimmer access to the Alachua, Florida facility, at mutually agreeable times and with reasonable prior notice, for the purpose of inspecting the Implants held in consignment for reconciliation to the initial stocking order and applicable Forecasted Firm Orders within a reasonable period of time after each shipment of Implants is consigned to RTI during the Transition Period. Zimmer’s obligations to inspect shipments for shortage and nonconformance with the applicable order under the Distribution Agreement will be modified during the Transition Period to allow Zimmer a reasonable period of time to complete such inspection at the Alachua, Florida facility.

To the extent that the terms of Section 1 of this Agreement are inconsistent with the terms of Sections 3.3, 3.4, 3.5, 3.6, 3.7, and 3.8 of the Distribution Agreement, the terms of Section 1 of this Agreement shall govern and control during the Transition Period.

3. Compensation. As consideration for its performance of the Services: (i) from the Effective Date through January 1, 2011, RTI shall be entitled to a fixed monthly fee equal to ****** (USD) per month (prorated for any partial month); and (ii) after January 1, 2011 and through the remainder of the Transition Period, RTI shall be entitled to a fixed monthly fee equal ****** (USD) per month (prorated for any partial month) (the “Service Fee”) Zimmer shall pay the Service Fee to RTI within ten (10) Business Days following the end of the month in which such Services were provided. In the event that RTI is unable to ship ****** so that Zimmer may assume its full scope of responsibilities under the Distribution Agreement, RTI shall not be entitled the then applicable Service Fee (prorated for any partial month).

4. Transition Period. The initial term of this Agreement shall commence on the Effective Date and shall expire on June 30, 2011 (the “Initial Transition Period”). Upon mutual written agreement, the parties may extend the term of this Agreement beyond the Initial Transition Period (the “Extended Transition Period”). The Initial Transition Period and the Extended Transition Period are collectively referred to herein as the “Transition Period.” Zimmer may terminate this Transition Services Agreement prior to the expiration of the Transition Period, provided that Zimmer shall deliver to RTI a written termination notice no less than ten (10) Business Days prior to the desired effective date of such termination. Zimmer will use commercially reasonable efforts to assume its full scope of responsibilities under the Distribution Agreement by January 1, 2011, or as soon as reasonably practicable thereafter. RTI will use commercially reasonable efforts to assist Zimmer to assume its full scope of responsibilities under the Distribution Agreement by January 1, 2011.

5. Title and Risk of Loss. All Implants consigned to RTI pursuant to this Agreement will be owned by Zimmer and, Zimmer will have title to all such Implants until transfer to Zimmer’s customers. (As used in this Agreement with respect to allograft based Implants, the terms “owned” and “title,” including word variations thereof, shall refer to such legal or equitable rights of possession or control as allowed by law). RTI will be responsible for storing the Implants consigned to RTI in a manner consistent with Specifications, Applicable Industry Standards and Applicable Laws and shall take commercially reasonable efforts to protect such Implants from all losses resulting from theft, damage to or destruction of the Implants from the time of consignment until transfer to Zimmer’s customers. RTI will be responsible for all losses resulting from theft, damage to or destruction of the consigned Implants caused by the intentional misconduct or negligence of RTI or any of its employees. RTI may not transfer ownership of the consigned Implants as collateral or security, nor as a mortgage nor encumber the consigned Implants in any other way in favor of Third Parties. RTI shall take such action and execute and deliver such documents as Zimmer may reasonably request to protect, and maintain the protection of, Zimmer’s rights in the consigned Implants, including filing financing and other similar statements as may be required to protect Zimmer’s ownership in any applicable jurisdiction.

6. Confidentiality. The provisions in Article 7 of the Distribution Agreement shall apply to any information disclosed in connection with this Agreement.

7. Agency. The Parties are independent contractors. Neither Party is, nor shall be deemed to be, an employee, agent, partner or legal representative of the other Party for any purpose. Neither Party, nor its affiliates, employees, officers or agents, shall have the right, power or authority to enter into any contracts in the name of, or on behalf of, the other Party, nor shall either Party, nor its affiliates, employees, officers or agents, have the right, power or authority to pledge the credit of the other Party in any way or hold itself out as having the authority to do so.

8. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the Parties hereto concerning its subject matter and supersedes all previous negotiations, agreements and commitments with respect thereto. This Agreement shall not be released, discharged, amended or modified in any manner except by a written instrument signed by duly authorized officers or representatives of each of the Parties hereto.

9. Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Illinois, without regard to its choice of law rules.

10. Waiver of Compliance. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees, except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party, which waiver shall be effective only with respect to the specific obligation and instance described therein.

11. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be sent to the respective Parties at their addresses set forth in the Distribution Agreement. All notices shall be deemed given and received (i) if delivered by hand, immediately, (ii) if sent by mail, three (3) Business Days after posting, (iii) if delivered by express courier service, the next Business Day in the jurisdiction of the recipient or (iv) if sent by fax, at the time shown in the confirmed electronic receipt, or on the first Business day thereafter if the notice is not sent on a Business Day.

12. Counterparts and Facsimile/Electronic Delivery. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A manual signature on this Agreement or any document executed in connection with this Agreement, the image of which is transmitted electronically (including facsimile or e-mail), shall constitute an original signature for purposes of this Agreement.

13. Assignment. Neither Party shall have the right to assign any of its rights or obligations under this Agreement without the prior written consent of the other Party. Any assignment not in accordance with this Section 13 shall be void.

[SIGNATURES ON FOLLOWING PAGE;

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its respective duly authorized representative as of the Effective Date.

RTI BIOLOGICS, INC.

By:

Name:

Title:

ZIMMER DENTAL, INC.

By:

Name:

Title:

EXHIBIT A to Transition Services Agreement

Data and Reports to Be Provided to Zimmer

(All days are in Business Days)

Description	Timing	Due Date

Detailed Sales Report (in the format provided by Zimmer)	Monthly	1st day of the month by 10:00 a.m. (E.S.T.)

Accounts Receivable Aging Report by Customer by Invoice	Monthly	1st day of the month by 10:00 a.m. (E.S.T.)

Cash Receipts Report by Customer, by Invoice	Monthly	1st day of the month by 10:00 a.m. (E.S.T.)

Inventory Report by SKU	Monthly	1st day of the month by 5:00 p.m. (E.S.T.)

Inventory Report by SKU	Initial Purchase	Upon “Delivery” to consigned RTI location

EXHIBIT E-1

Marketing Approvals

********

EXHIBIT E-2

Puros brand Implants:

Country

********

EXHIBIT E-2 Continued

CopiOs brand Implants:

********

EXHIBIT F

QUALITY AGREEMENT

1.0	PURPOSE

This Quality Agreement is an Exhibit to the Exclusive Distribution Agreement, dated September 30, 2010, by and between Zimmer Dental, Inc. and RTI Biologics, Inc. (“Exclusive Distribution Agreement”). This Quality Agreement defines and documents the responsibilities of Zimmer Dental, Inc. (referred to herein as “Zimmer”) and RTI Biologics, Inc. (referred to herein as “RTI”) wherein Zimmer is the Distributor and RTI is the Manufacturer (or Original Equipment Manufacturer (“OEM”)), as defined below, of the Complete and Finished Medical Implants. Zimmer and RTI shall hereinafter be referred to collectively as the “Parties” and individually as the “Party”.

2.0	DEFINITIONS

Defined terms not defined herein shall have the meaning set forth in the Exclusive Distribution Agreement.

2.1	Complete and Finished Medical Implant – Any medical implant, biologic, tissue implant, or combination implant that is suitable for use, capable of functioning and is in its final distributable form (i.e. cleaned, labeled, sterilized, etc.), as received by Zimmer. In the context of this Quality Agreement, “Implant” shall refer to those components as set forth in Exhibit A of the Exclusive Distribution Agreement.

2.2	Interface Document – A document that captures the key attributes of an implant, for the purpose of providing Zimmer personnel with critical information about the implant without the need to create and maintain comprehensive drawings or specifications. The interface document may be in the form of a drawing, implant specification, and/or other format.

2.3	Manufacturer – The entity who designs, manufactures, fabricates, assembles, or processes a complete and finished medical Implant, including but not limited to those who perform the functions of contract sterilization, installation, relabeling, remanufacturing, repacking, or specifications development, and initial distributors of foreign entities performing these functions, and who is responsible for it on the market, as displayed on the labeling. For the Implants, RTI is the legal Manufacturer, and will be identified as such on the labeling.

2.4	Major Change – A major change is any change that may affect the safety or intended use of the finished implant, including but not limited to changes in design, materials, Product Code Number, cleaning, sterilization, and the manufacturing process. A major change will usually affect the Interface Document.

2.5	Quality Agreement – A document (referred to herein as the “QA Agreement”) defining the activities that need to be accomplished, who is responsible for completing the activities, and in some circumstances the method of accomplishing those activities, in order for Zimmer and the RTI to achieve the shared goals of the two businesses.

3.0	QUALITY AGREEMENT PERIOD

3.1	This QA Agreement is valid for so long as the Exclusive Distribution Agreement is in effect. This Agreement may be revised by the written consent of the Parties at anytime during the validity period.

4.0	DESIGN OF IMPLANT

4.1	RTI is the legal Manufacturer of the Implants, and is responsible for all aspects of design control.

4.2	RTI shall maintain appropriate and required documentation to support design control and document change control activities.

4.3	RTI shall be responsible for all design control and process control activities relative to the Implants, including but not limited to, design assurance and product and process validations, as required by the cGTP, Quality System Regulations (“QSR”), International Standards Organization (“ISO Standards”), and Applicable Laws.

5.0	DOCUMENT CHANGE CONTROL

5.1	RTI shall be responsible for managing an effective document change control system relative to the design, manufacture, and labeling of the Implants.

6.0	VALIDATION

6.1	RTI shall be responsible for managing an effective product and process validation system relative to the design and manufacture of the Implants.

6.2	RTI shall develop and implement validations or qualification protocols for significant processes, equipment, and computer systems.

7.0	PROCESS CONTROLS

7.1	RTI shall maintain appropriate documented procedures.

8.0	HANDLING, STORAGE AND DISTRIBUTION

8.1	Manufacturer shall deliver Implants to the Point of Destination designated by Zimmer using documented procedures for the handling, storage, packaging, preservation, and delivery of the Implants. The shipping container shall be qualified to ensure that the safety and integrity of the Implant is maintained during transit.

8.2	Zimmer shall deliver Implants to its customers using documented procedures for handling, storage, packing, preservation, and delivery of the Implants.

8.3	Zimmer shall store and distribute Implants to its customers using documented procedures for handling, storage and distribution that are appropriate to the environmental limitation of the Implant. Zimmer’s tissue bank facility will be qualified to ensure proper storage conditions are maintained.

9.0	LOT CONTROL AND TRACEABILITY

9.1	RTI shall establish and maintain procedures for identifying and tracking each Implant by suitable means from donor through all stages of production and to final consignee or final disposition.

9.2	Zimmer shall establish and maintain procedures for identifying and tracking the Implant from receipt from RTI through distribution to the final consignee.

9.3	RTI will provide a Tissue Utilization Record (TUR) with each human tissue implant. The attending surgeon shall be instructed to complete and return the TUR to RTI.

9.4	The Parties shall use reasonable efforts to assist the other in maintaining respective donor lot traceability.

9.5	Zimmer shall provide to RTI information regarding disposition of Implant destroyed by Zimmer, upon request, and will submit destruction records to RTI.

10.0	PACKAGING AND LABELING

10.1	RTI shall be responsible for validating that the packaging system maintains the integrity of the Implant for its labeled shelf life, when stored under labeled conditions.

10.2	RTI shall ensure that the packaging and labeling of the finished medical implant conforms to Specifications and to Applicable Laws.

10.3	Implant labeling, including instructions for use and other accompanying documents, will be reviewed and approved by required Zimmer functional areas (per applicable SOP) prior to release of final Implant labeling.

10.4	RTI shall be responsible for obtaining all local language labeling (translations) required for distribution in the Territory as requested by Zimmer. Zimmer shall bear the cost of all necessary translation services associated with the translations. Prior to incurring any such cost, RTI will submit to Zimmer a written budget showing in reasonable detail the anticipated costs to be incurred for translation services and will obtain Zimmer’s written approval of such budget before incurring such costs. Zimmer will not be required to reimburse RTI for any translation services costs in excess of the budget unless RTI obtains Zimmer’s prior approval for the excess costs.

10.5	Zimmer shall not modify the labels, inserts or accompanying documentation without written approval of RTI Regulatory Affairs.

10.6	Promotional materials created by Zimmer shall be approved by RTI Regulatory Affairs for compliance with Applicable Laws. RTI Regulatory Affairs shall provide comments or approval to Zimmer within ten (10) Business Days of receipt of the promotional material.

11.0	STERILITY ASSURANCE

11.1	For all sterile Implants, RTI will maintain documentation that sterilization of the Implant conforms to the Applicable Laws and ISO Standards. As applicable, RTI will provide certification of irradiation for each shipment received at Zimmer.

11.2	RTI will assure that all sterilization process validations and subsequent quarterly dose audits follow AAMI/ISO guidelines.

11.3	RTI will notify Zimmer in writing of any dose audit failure and/or deviations from validated sterilization processes relevant to the Implants.

12.0	MANUFACTURING AND QUALITY CONTROL

12.1	RTI shall establish and maintain a quality system for all stages of manufacture of the Implants, including donor eligibility and procurement of tissue, in compliance with Applicable Laws and Applicable Industry Standards, such as 21 CFR 1271, parts 820 and ISO 13485.

12.2	RTI shall establish and maintain an effective product and process validation system relative to all aspects of quality, e.g., design, sterilization and packaging.

12.3	RTI shall manage an effective document change control system relative to all aspects of the design, manufacture, storage, and distribution of the Implants.

12.3.1	Prior to making a Major Change to an Implant, RTI will submit written notice of the Major Change to Zimmer’s Director of RA/QA, via fax or email. This notice shall include a full description of the Major Change with adequate information to determine its impact on the finished Implant Specifications and regulatory status.

12.3.2	Zimmer will review and respond to RTI within fifteen (15) Business Days of receipt of Major Change notice. If the Major Change is being implemented to improve the safety of the Implant, RTI will implement the change as soon as reasonably possible without prior approval by Zimmer.

12.4	RTI shall ensure that its tissue procurement organization and contract suppliers maintain a quality program/system, in compliance with Applicable Laws and Applicable Industry Standards e.g., 21 CFR 1271, United States Department of Agriculture (“USDA”) , EN 12442, as appropriate for the materials and components e.g., bovine bone, bovine tissue, human bone, human tissue.

12.5	Zimmer shall establish and maintain a quality system in compliance with applicable sections of Applicable Laws, e.g., 21 CFR 1271, 820 and ISO 13485.

13.0	COMMUNICATION AND NOTIFICATION OF QUALITY AND REGULATORY MATTERS

13.1	Zimmer Regulatory Affairs and RTI Regulatory Affairs will notify the other in writing, of quality and regulatory issues applicable to Implants acquired by Zimmer customers, including but not limited to:

13.1.1	Regulatory actions by Governmental Authorities e.g., issuance of Form 483, retention/destruction/recall of implant, against Zimmer, RTI or its tissue procurement organization which are relevant to the Implants.

13.1.2	Implant/component non-conformances or manufacturing deviations.

13.2	The Parties shall cooperate in response to any issue, including providing information and documentation as requested by the Regulatory Authority (with copies of any such information and documentation to be provided to the other Party). If the issue primarily concerns Zimmer’s activities, then Zimmer shall have primary responsibility to respond to the Regulatory Authority; otherwise, RTI shall have primary responsibility to respond. In either case, upon request of the responding Party, the other Party shall provide consulting advice and assistance with the response.

14.0	POSTMARKET SURVEILLANCE

14.1	Any Zimmer representative or employee who first receives knowledge of a Third Party Complaint or Adverse Event shall notify the Compliance / Postmarket Surveillance function of Zimmer in accordance with established procedures.

14.2	The Compliance / Postmarket Surveillance department or appropriate functional area of Zimmer will initiate a report form for each complaint received, according to established procedures.

14.3	The Zimmer Carlsbad Compliance / Postmarket Surveillance department will file the information received and will notify RTI’s Quality Systems group within RTI’s Quality Assurance department of the Third Party Complaint or Adverse Event within seventy-two (72) hours of receipt of such information by Zimmer Carlsbad Compliance/ Postmarket Surveillance department, except for an Adverse Event that is fatal, results in serious injury, or necessitates medical intervention in order to prevent permanent injury or impairment, for which a report will be sent to RTI within twenty-four (24) hours of receipt of such information.

14.4	RTI’s Quality Systems group will investigate the complaint / event and report it to the FDA and/or other Regulatory Authority if required. RTI will send a copy of the completed investigation to Zimmer Compliance / Postmarket Surveillance for Zimmer’s files.

14.5	RTI shall notify Zimmer Regulatory Compliance in writing of any legal and regulatory matter relating to the Implants, including:

14.5.1	Any regulatory actions by Governmental Authorities (e.g., inspection citations, warning letters, or other non-conformance notices).

14.5.2	Regulatory enforcement action such as injunctions or seizures.

14.5.3	FDA registration activity (e.g., non-conformance notices, hold points).

14.5.4	Complaints received from Zimmer’s customers that have not been processed through Zimmer’s complaint handling system.

14.5.5	Adverse incidents relating to Zimmer’s customers (e.g., MedWatch reports).

14.6	Zimmer and RTI will inform each other as soon as reasonably possible about all clinical findings regarding safe and effective use of the Implants.

14.7	Returns of Implants will be processed in accordance with the procedures set forth on Schedule B. Complaints will be registered with Zimmer and Zimmer’s customer will return the Implants to Zimmer. Prior to returning any Implant to RTI, Zimmer will acquire the return authorization number from RTI.

15.0	FIELD ACTIONS

15.1	RTI will be responsible for the initiation of any Field Actions related to the Implants.

15.2

RTI will notify Zimmer Regulatory Compliance to request cooperation with any Field Action that affect an Implant Distributed by Zimmer. RTI will ensure that any Field Actions comply with the requirements of the FDA and/or applicable international Regulatory Authorities. If it was caused primarily by the negligent (or more culpable) action (including misstatements) or omission by Zimmer or one of its Affiliates or Marketing Partners, then Zimmer shall bear the related expense; otherwise, RTI shall reimburse Zimmer for Zimmer’s reasonable expenses and either replace the affected Implants free of charge or, at Zimmer’s election, refund to Zimmer the entire Fee paid for the affected Implants. RTI shall be responsible for any required reporting to Regulatory Authorities.

15.3	Zimmer will comply with any recall or general corrective actions initiated by RTI involving the Implants, provided such recalls or general corrective actions do not, in the opinion of Zimmer, violate or cause Zimmer to violate the laws of any jurisdiction affected by the recalls or corrective actions.

16.0	AUDITS

16.1	Zimmer shall have the right, upon reasonable prior notice to RTI, to inspect and audit RTI’s facilities and operations for the purpose of verifying RTI’s compliance with its obligations under this Agreement and satisfying all Zimmer quality system requirements, including the right to (a) inspect and take samples of the Implants, (b) observe Manufacturing and related operations, procedures and methods, (c) review documentation and (d) conduct quality assurance, quality system and regulatory compliance audits. Audits will be scheduled at mutually convenient times, such schedule not being subject to unreasonable delay or hindrance. During audits of RTI, Zimmer will only have access to the physical areas and procedures pertinent to the Implants. Zimmer will copy RTI on any written audit report within thirty (30) days of report completion. RTI will develop and provide a written corrective/preventive action plan for any non-conformances cited within sixty (60) days of written notification by Zimmer.

16.2	RTI shall have the right, upon reasonable prior notice to Zimmer, to inspect and audit Zimmer’s tissue bank facilities and operations for the purpose of verifying Zimmer’s compliance with its obligations under this Agreement and satisfying all RTI quality system requirements, including the right to (a) review documentation and (b) conduct quality assurance, quality system and regulatory compliance audits. Audits will be scheduled at mutually convenient times, such schedule not being subject to unreasonable delay or hindrance. During audits of Zimmer, RTI will only have access to the physical areas and procedures pertinent to the Implants. RTI will copy Zimmer on any written audit report within thirty (30) days of report completion. Zimmer will develop and provide a written corrective/preventive action plan for any non-conformances cited with sixty (60) days of written notification by RTI.

16.3	Zimmer and RTI will inform the other as soon as practicable of any negative outcomes resulting from an audit by a Regulatory Authority or accreditation authority relating to Implants under this QA Agreement.

17.0	LOT TEST, LOT RELEASE AND ACCEPTANCE REQUIREMENTS

17.1	RTI shall establish and maintain documented procedures for acceptance criteria and release testing for incoming material and finished Implants to ensure that each lot of Implants delivered to Zimmer conforms to the Specifications and regulatory approvals.

17.2	Zimmer, upon receipt, shall inspect or otherwise verify that finished Implants conform to Specifications. If any Implant is deemed not to meet Specifications, Zimmer shall return the Implant to RTI.

17.3	RTI will provide a Certificate of Conformance and any needed shipping documents for each product lot, in a format agreed upon by both Parties, to the Zimmer tissue facility stating that the Implants shipped conform to the Specifications.

18.0	RECORD RETENTION REQUIREMENTS

18.1	The Parties shall retain all applicable records e.g., implant master record, complaint files, for at least the minimum of time required by Applicable Laws.

19.0	REGULATORY ACTIVITIES

19.1	RTI Regulatory Affairs shall notify Zimmer Regulatory Affairs of information regarding changes to the regulatory status of any Implant.

19.2	RTI Regulatory Affairs shall submit and maintain the required establishment registration and implant listing information as required under the Exclusive Distribution Agreement.

20.	COMPLIANCE WITH LAWS

20.1	RTI and Zimmer shall each comply in all material respects with all Applicable Laws and Applicable Industry Standards that pertain to its activities under the Exclusive Distribution Agreement and, except as otherwise provided for herein, shall bear the entire cost and expense of such compliance. For avoidance of doubt, and without limiting the generality of the foregoing, each Party shall be responsible for costs and expenses incurred by such Party in order to maintain quality systems and applicable certifications in compliance with United States quality systems regulations, Medical Device Directives (“MDD”), AATB and ISO 13485.

In witness whereof, the Parties have each caused this QA Agreement to be signed and delivered by their duly authorized representatives on the dates set forth below in duplicate, each of which will be treated for all purposes as an original.

RTI Biologics, Inc.	Zimmer Dental, Inc.

By:	By:

Name/Title:	Name/Title:

Date:	Date:

Schedule A

Contact information for responsibilities listed in this Quality Agreement

Zimmer Function	Phone Number	RTI Function	Phone Number

Regulatory Affairs	760-929-4110	Regulatory Affairs	386-418-8888

MarComm	760-929-4300	Quality Systems	386-418-8888

Schedule B

Return Procedures

—	For any Implant return, contact the RTI Customer Service Department at +1 386-418-8888 to receive a Return Authorization Number.

—	All returns require the following:

(a)	the 7 digit serial Identification number(s) (Note: If the number is unknown, all possible numbers that could be applicable to the returned item(s) must be provided);

(b)	the original packaging; and

(c)	a detailed explanation of the reason for the return.

—	The Return Authorization Number must be marked on the outside of the shipping package before shipping to RTI.

—

All opened Implant(s) must be treated as potential biohazards and must be shipped according to applicable shipping guidelines. The items must be placed in a doubled leak-proof bag labeled and designed for biohazardous material. The outer (second) bag should be protected from potential contamination. The double-bagged items should then be placed into a sturdy outer package of corrugated fiberwood, wood, metal or rigid plastic of a minimum size of 7”x4”x2”. This can be a plain cardboard box or FedEx Clinical Pack.

—

Any opened Implant(s) that have been exposed to a known infectious disease will need to be packaged in conjunction with IATA, DOT, FAA, OSHA and CDC packing instruction guidelines for shipping known infectious disease substances, and this information must be conveyed to customer service.

SHIP TO:	RTI Biologics, Inc.
Attn: Returns
11621 Research Circle
Alachua, Florida, USA 32615
Telephone: (386) 418-8888

or, if applicable,

Tutogen Medical GmbH
Attn: Returns
Industriestraße 6
91077 Neunkirchen am Brand
Deutschland
Telephone: +49 (91 34) 99 88 - 0